                               OFFERING CIRCULAR
                   OFFERS TO EXCHANGE COMMON STOCK FOR UP TO
            $321,591,600 OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF
                 5.25% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                                   AND UP TO
             $93,825,000 OUTSTANDING AGGREGATE PRINCIPAL AMOUNT OF
                    DEALER REMARKETABLE SECURITIES DUE 2003
                                      OF

                             RITE AID CORPORATION
-------------------------------------------------------------------------------
       THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
           ON MARCH 13, 2001, UNLESS EXTENDED OR EARLIER TERMINATED.
-------------------------------------------------------------------------------

     Rite Aid Corporation, a Delaware corporation ("RITE AID"), hereby offers, upon the terms and conditions set forth in this Offering Circular and in the accompanying letter of transmittal, (i) to exchange (the "CONVERTIBLE NOTES EXCHANGE OFFER") 145 shares of common stock, par value $1.00 per share, of Rite Aid ("COMMON STOCK") for each $1,000 principal amount of our currently outstanding 5.25% Convertible Subordinated Notes due 2002 (CUSIP Nos. 767754AL8, 767754AK0 and U76659AA6) (the "CONVERTIBLE NOTES") and (ii) to exchange (the "REMARKETABLE SECURITIES EXCHANGE OFFER," and, together with the Convertible Notes Exchange Offer, the "EXCHANGE OFFERS") 155 shares of Common Stock for each $1,000 principal amount of our currently outstanding Dealer Remarketable Securities due 2003 (CUSIP Nos. 767754AM6 and U76659AB4) (the "REMARKETABLE SECURITIES," and, together with the Convertible Notes, the "EXCHANGE OFFER SECURITIES"). Subject to the terms and conditions of the Exchange Offers, we will issue shares of Common Stock in exchange for up to $321,591,600 aggregate principal amount of Convertible Notes, representing 90% of the outstanding principal amount of the Convertible Notes, and for up to $93,825,000 aggregate principal amount of the Remarketable Securities, representing 50% of the outstanding principal amount of Remarketable Securities, that, in each case, are properly tendered and not withdrawn prior to the expiration of the Exchange Offers. We will also pay accrued and unpaid interest up to the date of acceptance on Exchange Offer Securities we accept for exchange. For a more detailed description of the Common Stock we are proposing to issue in the Exchange Offers, please see the section of this Offering Circular titled "Description of Capital Stock." The Convertible Notes Exchange Offer and the Remarketable Securities Exchange Offer are independent of each other and neither Exchange Offer is conditioned upon the exchange of a minimum principal amount of Exchange Offer Securities. We reserve the right to extend or terminate either Exchange Offer, in our sole and absolute discretion, which may be for any or no reason, and to otherwise amend either Exchange Offer in any respect. The Exchange Offers are open to all holders of Exchange Offer Securities, and are subject to customary conditions. Subject to applicable securities laws and the terms set forth in this Offering Circular, we reserve the right to waive any and all conditions to either Exchange Offer.
                              ------------------
                                   IMPORTANT

     Any holder of Exchange Offer Securities desiring to tender all or any portion of such holder's Exchange Offer Securities should either (i) complete and sign the enclosed letter of transmittal (or a facsimile thereof) in accordance with the instructions in the letter of transmittal, have such holder's signature guaranteed (if required by Instruction 1 to the letter of transmittal), mail or deliver the letter of transmittal (or a facsimile thereof) and any other required documents to Mellon Investor Services, LLC (the "EXCHANGE AGENT") and either deliver the certificates for such Exchange Offer Securities along with the letter of transmittal to the Exchange Agent or tender such Exchange Offer Securities pursuant to the procedures for book-entry transfer set forth in the section of this Offering Circular titled "The Exchange Offers -- Procedures for Tendering Exchange Offer Securities," or (ii) request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. Any holder whose Exchange Offer Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee to tender such Exchange Offer Securities.

     ANY HOLDER OF EXCHANGE OFFER SECURITIES WHO DESIRES TO TENDER EXCHANGE OFFER SECURITIES BUT (I) WHOSE CERTIFICATES EVIDENCING SUCH EXCHANGE OFFER SECURITIES ARE NOT IMMEDIATELY AVAILABLE, (II) CANNOT COMPLY WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED IN THIS OFFERING CIRCULAR ON A TIMELY BASIS OR (III) CANNOT DELIVER ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE APPLICABLE EXCHANGE OFFER, MAY TENDER SUCH EXCHANGE OFFER SECURITIES BY FOLLOWING THE PROCEDURES FOR GUARANTEED DELIVERY SET FORTH IN THE SECTION OF THIS OFFERING CIRCULAR TITLED "THE EXCHANGE OFFERS -- GUARANTEED DELIVERY PROCEDURES."
-------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
                THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
      The Information Agent and Exchange Agent for the Exchange Offers is:

                         MELLON INVESTOR SERVICES, LLC
                              ------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF RISKS YOU SHOULD
                                   CONSIDER
      BEFORE TENDERING YOUR CONVERTIBLE NOTES OR REMARKETABLE SECURITIES.
                              ------------------
            The date of this Offering Circular is February 12, 2001

THE EXCHANGE OFFERS ARE BEING MADE IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE EXEMPTIONS UNDER STATE SECURITIES LAWS.

                             ---------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS OFFERING CIRCULAR, OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR). IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RITE AID.

                             ---------------------

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF COMMON STOCK TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                             ---------------------

THIS OFFERING CIRCULAR IS SUBMITTED TO HOLDERS OF OUR EXCHANGE OFFER SECURITIES FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFERS DESCRIBED IN THIS OFFERING CIRCULAR. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THE OFFERING CIRCULAR MAY NOT BE COPIED OR REPRODUCED IN WHOLE OR IN PART NOR MAY IT BE DISTRIBUTED OR ANY OF ITS CONTENTS BE DISCLOSED TO ANYONE OTHER THAN THE HOLDER OF EXCHANGE OFFER SECURITIES TO WHOM IT IS SUBMITTED.

                             ---------------------

THIS OFFERING CIRCULAR SUMMARIZES VARIOUS DOCUMENTS AND OTHER INFORMATION. THOSE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DOCUMENTS AND INFORMATION TO WHICH THEY RELATE. IN MAKING AN INVESTMENT DECISION, HOLDERS OF EXCHANGE OFFER SECURITIES MUST RELY ON THEIR OWN EXAMINATION OF RITE AID AND THE TERMS OF THE EXCHANGE OFFERS, INCLUDING THE MERITS AND RISKS INVOLVED. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS CORRECT AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR THE CONSUMMATION OF EITHER EXCHANGE OFFER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. NO REPRESENTATION IS MADE TO ANY OFFEREE OR PURCHASER OF THE COMMON STOCK REGARDING THE LEGALITY OF AN INVESTMENT IN OUR COMMON STOCK BY THE OFFEREE OR PURCHASER UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. HOLDERS OF EXCHANGE OFFER SECURITIES SHOULD CONSULT THEIR OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO THE EXCHANGE OFFERS.

                             ---------------------

ALL INQUIRIES RELATING TO THIS OFFERING CIRCULAR AND THE TRANSACTIONS CONTEMPLATED HEREBY SHOULD BE DIRECTED TO MELLON INVESTOR SERVICES, LLC, THE INFORMATION AGENT FOR THE EXCHANGE OFFERS (THE "INFORMATION AGENT"), AT ONE OF THE TELEPHONE NUMBERS OR THE ADDRESS LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. QUESTIONS REGARDING THE PROCEDURES FOR TENDERING IN THE EXCHANGE OFFERS AND REQUESTS FOR ASSISTANCE IN TENDERING YOUR EXCHANGE OFFER SECURITIES SHOULD BE DIRECTED TO MELLON INVESTOR SERVICES, LLC, THE EXCHANGE AGENT, AT THE TELEPHONE NUMBER OR ONE OF THE ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. REQUESTS FOR ADDITIONAL COPIES OF THIS OFFERING CIRCULAR, OUR QUARTERLY REPORT FOR THE PERIOD ENDED NOVEMBER 25, 2000, OUR 2000 AMENDED ANNUAL REPORT, OUR ANNUAL MEETING PROXY STATEMENT, OUR CURRENT REPORTS OR THE ENCLOSED LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY MAY BE DIRECTED TO EITHER THE INFORMATION AGENT OR THE EXCHANGE AGENT AT THE RESPECTIVE TELEPHONE NUMBERS AND ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR.

                             ---------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary Term Sheet ........................................................   1
Summary Description of Our Common Stock ...................................   9
Summary Historical and Pro Forma Financial Information ....................  10
Risk Factors ..............................................................  12
Use of Proceeds ...........................................................  18
Capitalization ............................................................  19
The Exchange Offers .......................................................  20
Certain United States Federal Income Tax Considerations ...................  28
Unaudited Pro Forma Condensed Consolidated Financial Information ..........  29
Selected Historical Financial Data ........................................  33
Description of Capital Stock ..............................................  34
Incorporation of Documents by Reference ...................................  36
Cautionary Statements .....................................................  37
Where You Can Find More Information .......................................  38

                               SUMMARY TERM SHEET

     Through this Offering Circular and the enclosed letter of transmittal, we are offering to exchange our Common Stock for up to $321,591,600 aggregate principal amount of Convertible Notes and up to $93,825,000 aggregate principal amount of Remarketable Securities. The following are some of the questions you may have as a holder of Exchange Offer Securities and answers to those questions. The following summary highlights selected information from this Offering Circular and may not contain all the information you will need to make a decision regarding whether or not to tender your Exchange Offer Securities and accept our Common Stock. This Offering Circular includes specific terms of the Exchange Offers, including a description of the Common Stock we are proposing to issue and some financial data. We encourage you to carefully read this Offering Circular and the documents to which we refer you in their entirety, including the discussion of risks and uncertainties affecting our business included in the section of this Offering Circular titled "Risk Factors" beginning on page 12.


WHO IS MAKING THE EXCHANGE OFFERS?

     Rite Aid Corporation, a Delaware corporation, is making the Exchange Offers. We are the second largest retail drugstore chain in the United States based on store count, serving customers in 30 states across the country and in the District of Columbia. As of December 31, 2000, we operated 3,720 stores and had a first or second place market position in 34 of the 65 major U.S. metropolitan markets in which we operated.

     Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. Our Common Stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "RAD." For further information concerning Rite Aid, please see the section of this Offering Circular titled "Where You Can Find More Information."


WHAT CLASSES AND AMOUNTS OF SECURITIES ARE SOUGHT IN THE EXCHANGE OFFERS?

     We are offering to acquire in exchange for shares of our Common Stock (i) up to $321,591,600 aggregate principal amount of our currently outstanding Convertible Notes pursuant to the Convertible Notes Exchange Offer, representing 90% of the outstanding principal amount of our Convertible Notes as of the date of this Offering Circular and (ii) up to $93,825,000 aggregate principal amount of Remarketable Securities pursuant to the Remarketable Securities Exchange Offer, representing 50% of the outstanding principal amount of Remarketable Securities as of the date of this Offering Circular. The Exchange Offers are subject to our right to extend, terminate or amend either or both Exchange Offers in our sole and absolute discretion. As of the date of this Offering Circular, $357.3 million aggregate principal amount of Convertible Notes was outstanding and $187.7 million aggregate principal amount of Remarketable Securities was outstanding. If the maximum amount of Exchange Offer Securities are tendered pursuant to the Exchange Offers, we will issue an aggregate amount of 61,174,000 shares of Common Stock (consisting of 46,631,000 shares in the Convertible Notes Exchange Offer and 14,543,000 shares in the Remarketable Securities Exchange Offer). We will not issue fractional shares of Common Stock in the Exchange Offers. Rather, any fractional share to which you would otherwise be entitled will be rounded down to the nearest whole number of shares. For more information regarding the terms of the Exchange Offers, please see the section of this Offering Circular titled "The Exchange Offers."


WHAT SECURITIES IS RITE AID OFFERING TO ISSUE IN EXCHANGE FOR MY EXCHANGE OFFER SECURITIES?

     We are offering to issue 145 shares of our Common Stock in exchange for each $1,000 principal amount of Convertible Notes, and 155 shares of our Common Stock in exchange for each $1,000 principal amount of Remarketable Securities, in each case, that are properly tendered and not withdrawn in the respective Exchange Offer. On February 8, 2001, the closing price per share of our Common Stock on the New York Stock Exchange was $4.26.

WHAT HAPPENS IF AN EXCHANGE OFFER IS OVERSUBSCRIBED?

     If more than $321,591,600 aggregate principal amount of Convertible Notes are tendered, we will purchase from each tendering holder of Convertible Notes an amount based on the proportion of Convertible Notes tendered by that holder to all Convertible Notes tendered. If more than $93,825,000 aggregate principal amount of Remarketable Securities are tendered, we will purchase from each tendering holder of Remarketable Securities an amount based on the proportion of Remarketable Securities tendered by that holder to all Remarketable Securities tendered.


WHY IS RITE AID MAKING THE EXCHANGE OFFERS?

     Over the course of the last year, we implemented steps to improve our results of operations, including identifying, assessing and resolving accounting issues, stabilizing our store operations and strengthening our vendor relationships. In June 2000, we completed a major financial restructuring to support our turnaround plan, which reduced our debt by $463 million. Since the June refinancing, we have further reduced our indebtedness by $551 million. We continue to develop and implement a variety of initiatives designed to improve store performance, as well as taking other improvement measures. Although we believe that we have made considerable progress, we continue to face significant challenges and limitations as a result of our large debt burden, which as of January 27, 2001 was $6,026 million, $3,179 million of which is due in August or September 2002 and additional amounts are due in 2003. We also face challenges resulting from the uncertainty regarding our ability to refinance our indebtedness. Our debt obligations adversely affect our operations in a number of ways and our cash flow is currently insufficient to service our debt, which requires us to borrow additional funds for that purpose or restructure or otherwise refinance our debt. As a result, we have limited flexibility to plan for, or react to, changes in our business and the markets in which we compete. Our current financial condition and the restrictions imposed by our other indebtedness limit our ability to obtain additional financing and, thus, satisfy our obligations.

     Our Board of Directors believes that, while only a first step, the Exchange Offers will enhance our prospects for successfully refinancing the significant portion of our debt that is due in the fall of 2002, and the additional amounts that become due in 2003. This is consistent with our continuing efforts to reduce our level of debt and the accompanying interest expense, improve our operating flexibility and regain profitability. However, the reduction in our debt as a result of consummating the Exchange Offers will not, without additional actions, be sufficient to satisfy our obligations or achieve these goals. Therefore, we are currently evaluating various alternative transactions to simplify and restructure our capital structure, which may include, as part of the refinancing of our debt, additional issuances of equity securities in exchange for our indebtedness. This may be dilutive to the holders of our Common Stock. However, we cannot assure you that we will be able to consummate those transactions or that we will regain or maintain profitability. If the maximum number of Exchange Offer Securities were to be exchanged in the Exchange Offers, we would reduce our indebtedness by approximately $415 million, reduce our annual interest expense by approximately $24.6 million, and reduce the earnings to fixed charges deficiency by $24.6 million. We believe that the Exchange Offers improve the likelihood that we will be able to take additional measures to refinance the balance of our debt, although we do not know if we will be able to do so on commercially reasonable terms, if at all. In the future, to the extent that our cash flow is sufficient to fund our debt service, the reduction in interest payments on our debt will give us greater flexibility and improve our operations and prospects.

     We hope that holders of Exchange Offer Securities will find the Exchange Offers attractive. The Exchange Offer Securities are not listed on any national securities exchange and the Remarketable Securities are not authorized to be quoted in any inter-dealer quotation system of any national securities association. Although we understand that certain institutions and securities dealers provide quotations for and engage in transactions in the Exchange Offer Securities, we believe the market for the Exchange Offer Securities is not very active or liquid. To the extent that Exchange Offer

Securities are tendered and accepted for exchange in the Exchange Offers, the trading market for the remaining Exchange Offer Securities will be even more limited or may cease altogether, and as a result the market price for the unexchanged Exchange Offer Securities may be adversely affected to the extent that the principal amount of Exchange Offer Securities tendered in the Exchange Offers reduces the float of the remaining Exchange Offer Securities. We believe that the Common Stock we are offering in exchange for the Exchange Offer Securities will be more actively traded, and therefore more liquid than the Exchange Offer Securities. Nevertheless, we cannot assure you that our Common Stock will be actively traded and liquid or at what prices it may trade after completion of the Exchange Offers.


WHAT DOES RITE AID'S BOARD OF DIRECTORS THINK OF THE EXCHANGE OFFERS?

     While our Board believes that the Exchange Offers are in our best interests, we are not making any recommendation regarding whether you should tender your Exchange Offer Securities in the Exchange Offers and, accordingly, you must make your own determination as to whether to tender your Exchange Offer Securities and accept the Common Stock we propose to issue. We urge you to carefully read this document and the other documents to which we refer you in their entirety, including the discussion of risks and uncertainties affecting our business set forth in the section of this Offering Circular titled "Risk Factors," and make your own decision.


WHAT SIGNIFICANT STEPS HAVE BEEN TAKEN BY RITE AID'S CURRENT MANAGEMENT?

     In the past year, we have taken significant steps to address the challenges that we faced in late 1999. Since the appointment of our new management team in December 1999, we have, among other efforts:

     o completed a refinancing that provided more than $600 million of new working capital and extended a portion of our debt maturities so that we have no significant debt maturing before August 2002. We reduced debt by more than $1 billion, including through the sale of PCS Health Systems in July 2000, formerly our pharmacy benefit management subsidiary, to Advance Paradigm, Inc.;

     o developed and are implementing a plan for fiscally responsible growth, which includes curtailing former management's expansion plans;

     o closed, or are in the process of closing, over 100 unprofitable stores;

     o settled (subject to court approval) a significant consolidated securities class action suit brought against us;

     o reorganized our management structure to focus specifically on critical functions, such as store operations, pharmacy operations, managed care and customer service;

     o improved store operations by reducing out-of-stock conditions, lowering prices on key front-end products, including many popular health and beauty aid products, establishing a 52-week advertising program, executing effective promotions, working with our suppliers and vendors to resolve prior issues and disputes and improving our merchandising strategy;

     o    delivered up-to-date restated financial information; and

     o reduced our debt burden by issuing, in the aggregate, 84,123,934 shares of Common Stock in exchange for $597 million aggregate principal amount of debt.


WHAT RISKS SHOULD I CONSIDER IN DECIDING WHETHER OR NOT TO TENDER MY EXCHANGE OFFER SECURITIES?

     In deciding whether to participate in the Exchange Offers, you should carefully consider the discussion of risks and uncertainties affecting our business described in the section of this Offering

Circular titled "Risk Factors," the section of our Quarterly Report for the period ended November 25, 2000 titled "Management Discussion and Analysis of Financial Condition and Results of Operations -- Factors Affecting our Future Prospects," which is incorporated by reference into this Offering Circular, and the section of our 2000 Amended Annual Report titled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors Affecting Our Future Prospects," which is incorporated by reference into this Offering Circular.


WILL I GIVE UP ANY LEGAL RIGHTS BY TENDERING MY EXCHANGE OFFER SECURITIES?

     Yes. Since the consideration we are offering in the Exchange Offers is Common Stock, you will be giving up all your rights as a debt holder and will cease to be a creditor of Rite Aid. Furthermore, the Common Stock you receive will not provide you with the same seniority of claims against us or a degree of protection that holders of debt claims, such as the Exchange Offer Securities, are entitled.


IS RITE AID PRESENTLY ABLE TO ISSUE THE COMMON STOCK?

     Yes. The consideration we will issue in the Exchange Offers is currently authorized shares of our Common Stock which may be issued without stockholder approval. The Exchange Offers are being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and have not been registered with the SEC. As a result, we are not required to have an effective registration statement on file with the SEC to register the issuance of the Common Stock in the Exchange Offers and, as a result, the issuance of these securities need not be delayed pending SEC review of a registration statement. Accordingly, provided that none of the events described in the section of this Offering Circular titled "The Exchange Offers -- Conditions to the Exchange Offers" has occurred, and unless terminated by us, we intend to issue Common Stock for properly tendered Exchange Offer Securities promptly following the expiration of the respective Exchange Offer. For more information regarding the timing of the issuance of Common Stock in the Exchange Offers, please see the section of this Offering Circular titled "The Exchange Offers -- Acceptance of Exchange Offer Securities for Exchange; Delivery of Common Stock."

WILL THE COMMON STOCK BE LISTED FOR TRADING?

     Our Common Stock is listed for trading on the New York Stock Exchange and the Pacific Exchange under the symbol "RAD." We have applied for listing on the New York Stock Exchange and the Pacific Exchange of the shares of Common Stock to be issued in the Exchange Offers. The approval of these applications is a condition to the completion of the Exchange Offers. Generally, the Common Stock you receive in your Exchange Offer will be freely tradeable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold Exchange Offer Securities that were previously held by an affiliate of Rite Aid. For more information regarding the markets for our Common Stock, please see the sections in this Offering Circular titled "Risk Factors -- You may not be able to sell the Common Stock when you want to and, if you do, you may not be able to receive the price that you want" and "Description of Capital Stock," and the section of our 2000 Amended Annual Report titled "Market for Registrant's Common Equity and Related Shareholder Matters."


WHAT ARE THE CONDITIONS TO THE EXCHANGE OFFERS?

     The Exchange Offers are being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and have not been registered with the SEC. The Convertible Notes Exchange Offer and the Remarketable Securities Exchange Offer are independent of each other and neither Exchange Offer is conditioned upon the exchange of a minimum principal amount of Exchange Offer Securities. However, the Exchange Offers are subject to a number of customary conditions, some of which we may waive. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any properly tendered Exchange Offer Securities. In addition, we reserve the right to terminate either or both Exchange Offers for any or no reason and, as a result, not to accept any properly tendered Exchange Offer Securities. We may terminate the Convertible Notes Exchange Offer without terminating the Remarketable Securities Exchange Offer, and vice versa. For more information regarding the conditions to the Exchange Offers, please see the section of this Offering Circular titled "The Exchange Offers -- Conditions to the Exchange Offers."


WHAT WILL BE THE EFFECT OF THE EXCHANGE OFFERS FOR THE TRADING MARKET OF THE EXCHANGE OFFER SECURITIES THAT ARE NOT EXCHANGED?

     There is currently a limited trading market for the Exchange Offer Securities. To the extent that Exchange Offer Securities are tendered and accepted for exchange in the Exchange Offers, the trading market for the remaining Exchange Offer Securities will be even more limited or may cease altogether. A debt security with a smaller outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Exchange Offer Securities may be adversely affected to the extent that the principal amount of Exchange Offer Securities tendered in the Exchange Offers reduces the float. The reduced float may also make the trading prices of the Exchange Offer Securities more volatile.


WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO ME OF PARTICIPATING IN THE EXCHANGE OFFERS?

     In general, if you exchange your Exchange Offer Securities for Common Stock, you will not recognize gain or loss for U.S. federal income tax purposes. However, you will recognize interest income with respect to the payments you receive from us for interest that has accrued on your Exchange Offer Securities through the date of the exchange. For more information regarding the tax consequences to you as a result of the Exchange Offers, please see the section of this Offering Circular titled "Certain United States Federal Income Tax Considerations."

     The tax consequences you may experience as a result of participating in the Exchange Offers will depend on your individual situation. You should consult your tax advisor for a full understanding of these tax consequences.


WHAT IS THE EFFECT OF EXCHANGING COMMON STOCK FOR MY EXCHANGE OFFER SECURITIES?


     The consideration we are offering in the Exchange Offers is Common Stock. The price of the Common Stock is highly linked to our financial condition, to some extent more than the price of the Exchange Offer Securities. Because we are offering a significant amount of Common Stock in the Exchange Offers, we do not know at what price the Common Stock will trade following the consummation of the Exchange Offers. As a result, the value of the Common Stock you receive as consideration for your Exchange Offer Securities may be lower than the current value of your Exchange Offer Securities. Additionally, the Common Stock will not provide you with the same seniority of claims against us or a degree of protection that holders of debt claims, such as the Exchange Offer Securities, are entitled. As a result, if we were to file for bankruptcy, holders of Exchange Offer Securities would be entitled to be paid prior to holders of Common Stock. We urge you to carefully read the discussion of risks and uncertainties set forth in the section of this Offering Circular titled "Risk Factors," in particular under the subsection titled "Risks Related to the Exchange Offers," as well as the unaudited pro forma condensed consolidated financial information that reflect what the impact of the Exchange Offers and certain other transactions on our historical financial information would have been, and selected consolidated financial information concerning Rite Aid in the sections of this Offering Circular titled "Unaudited Pro Forma Condensed Consolidated Financial Information" and "Selected Historical Financial Data."


IS RITE AID'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE EXCHANGE OFFERS?

     Yes. The completion of the Exchange Offers will have an effect on our debt service obligations and other related commitments. In addition, the Exchange Offers are only one step in the restructuring of our indebtedness, and we expect to take additional measures to refinance our indebtedness. Furthermore, the Common Stock you will receive in your Exchange Offer will not provide you with the same seniority of claims against us or the degree of protection that you currently have as a holder of our debt. To assist you in determining the effect of our financial condition on you as a holder of shares of our Common Stock (if you elect to tender your Exchange Offer Securities in your Exchange Offer), or as holder of Exchange Offer Securities (if you elect not to exchange or if we do not accept your Exchange Offer Securities), we included the unaudited pro forma condensed consolidated financial information that reflect what the impact of the Exchange Offers and certain other transactions on our historical financial information would have been, and also included selected consolidated financial information concerning Rite Aid in the sections of this Offering Circular titled "Unaudited Pro Forma Condensed Consolidated Financial Information" and "Selected Historical Financial Data."


WILL RITE AID RECEIVE ANY CASH PROCEEDS FROM THE EXCHANGE OFFERS?

     No. We will not receive any cash proceeds from the Exchange Offers.


HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER?

     You will have until 5:00 p.m., New York City time, on March 13, 2001. If you cannot deliver the certificates representing your Exchange Offer Securities and the other documents required to make a valid tender by that time, you may be able to use a guaranteed delivery procedure. For more information regarding the time period for tendering your Exchange Offer Securities, including the use of a guaranteed delivery procedure, please see the section of this Offering Circular titled "The Exchange Offers -- Terms of the Exchange Offers; Period for Tendering Exchange Offer Securities."


CAN THE EXCHANGE OFFERS BE EXTENDED OR AMENDED AND UNDER WHAT CIRCUMSTANCES?

     We can extend either or both of the Exchange Offers in our sole and absolute discretion, and we reserve the right to do so. We may extend the Convertible Notes Exchange Offer without extending the Remarketable Securities Exchange Offer, and vice versa. During any extension of an Exchange Offer, Exchange Offer Securities that were previously tendered and not withdrawn will remain subject to the extended Exchange Offer. In addition, we expressly reserve the right to amend either Exchange Offer, and not to accept any Exchange Offer Securities if any of the events described in the section of this Offering Circular titled "The Exchange Offers -- Conditions to the Exchange Offers" occurs or for any or no reason within our sole and absolute discretion. For more information regarding our right to extend or amend either Exchange Offer, please see the section of this Offering Circular titled "The Exchange Offers -- Terms of the Exchange Offers; Period for Tendering Exchange Offer Securities."


HOW WILL I BE NOTIFIED IF MY EXCHANGE OFFER IS EXTENDED OR AMENDED?

     If we extend or amend either Exchange Offer, we will issue a press release or another form of public announcement. In the case of an extension, a release or announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of that Exchange Offer. For more information regarding notification of extensions or amendments of the Exchange Offers, please see the section of this Offering Circular titled "The Exchange Offers -- Terms of the Exchange Offers; Period for Tendering Exchange Offer Securities."


HOW DO I TENDER MY EXCHANGE OFFER SECURITIES?

     To tender your Exchange Offer Securities, you must deliver the certificates representing your Exchange Offer Securities, together with a completed letter of transmittal and any other documents required by the letter of transmittal, to the Exchange Agent, not later than the time your Exchange Offer expires. If your Exchange Offer Securities are held in street name (that is, through a broker, dealer or other nominee) the Exchange Offer Securities can be tendered by your nominee through The Depository Trust Company. If you cannot provide the Exchange Agent with all of the required documents prior to the expiration of your Exchange Offer, you may obtain additional time to do so by submitting a notice of guaranteed delivery to the Exchange Agent, which must be certified by a broker, bank or other fiduciary that is a member of the Securities Transfer Agent Medallion Program or another eligible institution guarantee. You are also required to guarantee that these items will be received by the Exchange Agent within three New York Stock Exchange trading days, and for your tender to be valid, the Exchange Agent must receive the missing items within that three trading-day period. For more information regarding the procedures for tendering your Exchange Offer Securities, please see the section of this Offering Circular titled "The Exchange Offers -- Procedures for Tendering Exchange Offer Securities."


WHEN WILL I RECEIVE THE COMMON STOCK IN EXCHANGE FOR MY EXCHANGE OFFER
SECURITIES?

     Subject to the satisfaction or waiver of all conditions to your Exchange Offer, and assuming we have not previously elected to terminate or amend your Exchange Offer, which we may do for any or no reason, we will accept for exchange your Exchange Offer Securities that are properly tendered and not withdrawn prior to the expiration of your Exchange Offer at 5:00 p.m., New York City time, on March 13, 2001. Promptly following this date, shares of Common Stock will be delivered in exchange for Exchange Offer Securities, up to the maximum principal amounts we are offering to exchange. For more information regarding our obligation to issue the Common Stock in exchange for tendered Exchange Offer Securities, please see the section of this Offering Circular titled "The Exchange Offers -- Acceptance of Exchange Offer Securities for Exchange; Delivery of Common Stock."


WHAT HAPPENS IF MY EXCHANGE OFFER SECURITIES ARE NOT ACCEPTED FOR EXCHANGE?

     If we decide for any reason not to accept any Exchange Offer Securities, we will return the Exchange Offer Securities to the registered holder at our expense promptly after the expiration or termination of your Exchange Offer. In the case of Exchange Offer Securities tendered by book-entry transfer into the Exchange Agent's account at DTC, as described above, DTC will credit any withdrawn or unaccepted Exchange Offer Securities to the tendering holder's account at DTC. For more information regarding the withdrawal of tendered Exchange Offer Securities, please see the sections of this Offering Circular titled "The Exchange Offers -- Terms of the Exchange Offers; Period for Tendering Exchange Offer Securities" and "-- Withdrawal of Tenders."


UNTIL WHEN MAY I WITHDRAW PREVIOUSLY TENDERED EXCHANGE OFFER SECURITIES?

     You may withdraw previously tendered Exchange Offer Securities at any time until your Exchange Offer has expired. If we have not agreed to accept your Exchange Offer Securities for exchange by April 9, 2001, you may withdraw them at any time after that date until we accept your Exchange Offer Securities for exchange. For more information regarding your right to withdraw tendered Exchange Offer Securities, please see the section of this Offering Circular titled "The Exchange Offers -- Withdrawal of Tenders."


HOW DO I WITHDRAW PREVIOUSLY TENDERED EXCHANGE OFFER SECURITIES?

     To withdraw previously tendered Exchange Offer Securities, you are required to deliver, which you may by facsimile, a written notice of withdrawal to the Exchange Agent, with all the information required by the notice of withdrawal. For more information regarding the procedures for withdrawing tendered Exchange Offer Securities, please see the section of this Offering Circular titled "The Exchange Offers -- Withdrawal of Tenders."


WHOM CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE EXCHANGE OFFERS?

     If you have questions regarding the information in this Offering Circular or either Exchange Offer, please contact the Information Agent. If you have questions regarding the procedures for tendering in your Exchange Offer or require assistance in tendering your Exchange Offer Securities, please contact the Exchange Agent. If you would like additional copies of this Offering Circular, our Quarterly Report for the period ended November 25, 2000, our 2000 Amended Annual Report, our Current Reports or our Annual Meeting Proxy Statement, please contact either the Information Agent or the Exchange Agent.

     You can call the Information Agent collect at (917) 320-6286 or toll-free at (800) 851-9671. You can call the Exchange Agent at (201) 296-4860. You can also write to the Information Agent or the Exchange Agent at one of the addresses listed on the back cover page of this Offering Circular.

     For more information regarding Rite Aid, please see the section of the Offering Circular titled "Where You Can Find More Information." You can also contact us at:


                              Rite Aid Corporation
                                 30 Hunter Lane
                          Camp Hill, Pennsylvania 17011
                          Attention: Investor Relations
                          Phone number: (717) 761-2633

                     SUMMARY DESCRIPTION OF OUR COMMON STOCK

     The following summary highlights selected information about the terms of the Common Stock we propose to issue in exchange for Exchange Offer Securities. For a more detailed description of our Common Stock, please see the section of this Offering Circular titled "Description of Capital Stock."


ISSUER......................   Rite Aid Corporation.


EQUITY SECURITIES OFFERED...   145 shares of Common Stock in exchange for each
                               $1,000 principal amount of Convertible Notes.

                               155 shares of Common Stock in exchange for each $1,000 principal amount of Remarketable Securities.

                               If the maximum amount of Exchange Offer
                               Securities we are offering to exchange is tendered and exchanged pursuant to the Exchange Offers, we will issue an aggregate amount of 61,174,000 shares of our Common Stock, consisting of 46,631,000 shares in the Convertible Notes Exchange Offer and 14,543,000 shares in the Remarketable Securities Exchange Offer.


ACCRUED INTEREST............   We will also pay accrued and unpaid interest up
                               to the date of acceptance on Exchange Offer
                               Securities we accept for exchange. For more information regarding the payment of interest on the Exchange Offer Securities we accept for exchange, please see the section of this Offering
                               Circular titled "The Exchange Offers --
                               Acceptance of Exchange Offer Securities for
                               Exchange; Delivery of Common Stock."


LISTING.....................   We have applied for listing on the New York
                               Stock Exchange and the Pacific Exchange of the shares of Common Stock to be issued in the Exchange Offers. The approval of these applications is a condition to the completion of the Exchange Offers.


DIVIDENDS...................   Since October 1999, we have not paid any
                               dividends on our Common Stock. We have no intention to pay any dividends on our Common
                               Stock in the foreseeable future.


REGISTRATION................   The Exchange Offers are being made in reliance
                               on the exemption from registration provided by
                               Section 3(a)(9) of the Securities Act and have not been registered with the SEC. The Exchange
                               Offers are being made in reliance on exemptions under applicable state securities laws.
                               Generally, the Common Stock you receive in your Exchange Offer will be freely tradeable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold Exchange Offer Securities that were previously held by an affiliate of Rite Aid.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


     The following summary historical financial information is derived from our audited consolidated financial information and unaudited condensed consolidated financial information which are incorporated by reference into this Offering Circular. The following summary unaudited pro forma financial information is derived from our unaudited pro forma condensed consolidated financial information included in the section of this Offering Circular titled "Unaudited Pro Forma Condensed Consolidated Financial Information." This summary financial information should be read in conjunction with our unaudited condensed consolidated financial information set forth in our Quarterly Report for the thirteen and thirty-nine week periods ended November 25, 2000 and our audited consolidated financial information set forth in our 2000 Amended Annual Report. See the section of this Offering Circular titled "Incorporation of Documents by Reference."

     The following unaudited pro forma condensed consolidated financial information assumes, where indicated below, that (a) 100% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, or (b) 50% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers. The pro forma information also reflects the payment of estimated expenses incurred in the Exchange Offers, the payment of the accrued but unpaid interest on the Exchange Offer Securities accepted by us for exchange, the write off of the unamortized debt issuance costs related to the Exchange Offer Securities accepted by us for exchange, the exchange of debt for equity and the related loss on the exchange and the reduction in interest expense related to Exchange Offer Securities accepted by us for exchange.

     If the maximum principal amount of Exchange Offer Securities being sought is tendered and exchanged pursuant to the Exchange Offers, as a result of the Exchange Offers, we expect to record a loss of approximately $162 million on the maximum exchange of the Convertible Notes and an extraordinary gain of approximately $31 million, net of tax, on the maximum exchange of the Remarketable Securities in connection with consummating the Exchange Offers. If 50% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, as a result of the Exchange Offers we expect to record a loss of approximately $81 million on the exchange of the Convertible Notes and an extraordinary gain of approximately $16 million, net of tax, on the exchange of the Remarketable Securities in connection with consummating the Exchange Offers. Because these items are nonrecurring in nature and result directly from the Exchange Offers, the loss and the extraordinary gain have not been included in the unaudited pro forma condensed statements of operations.

     The unaudited pro forma condensed consolidated statements of operations for the thirty-nine week period ended November 25, 2000 and for the fiscal year ended February 26, 2000 give effect to the Exchange Offers as if they had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of November 25, 2000 gives effect to the Exchange Offers as if they had occurred on November 25, 2000.

     The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The summary unaudited pro forma financial information is not necessarily indicative of what our results would have been if the pro forma transactions actually had occurred as of the dates indicated or of what our future operating results will be.

     For purposes of determining the ratio of earnings to fixed charges, earnings represent loss from continuing operations before income taxes, cumulative effect of accounting changes and fixed charges, exclusive of interest capitalized, and fixed charges consist of interest expense, capitalized interest and the estimated interest portion of rental expense, which is assumed to be one-third of the minimum rent expense under our leases.

     For the fiscal years ended February 28, 1998, February 27, 1999 and February 26, 2000, earnings were insufficient to cover fixed charges by $177 million, $672 million and $1,128 million, respectively. For the thirty-nine week periods ended November 27, 1999 and November 25, 2000, earnings were insufficient to cover fixed charges by $406 million and $928 million, respectively.

     On a pro forma basis, giving effect to the Exchange Offers, based on the assumptions described above, earnings would have been insufficient to cover fixed charges by (a) $909 million for the thirty-nine week period ended November 25, 2000 and by $1,104 million for the fiscal year ended February 26, 2000 if 100% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, and (b) $917 million for the thirty-nine week period ended November 25, 2000 and $1,116 million for the fiscal year ended February 26, 2000 if 50% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers.

                                                                          FISCAL YEAR ENDED
                                                   ---------------------------------------------------------------
                                                                                                    FEBRUARY 26,
                                                    FEBRUARY 28,   FEBRUARY 27,    FEBRUARY 26,         2000
                                                        1998           1999            2000         PRO FORMA(a)
                                                   -------------- -------------- ---------------- ----------------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
 Revenues                                           $11,352,637    $12,438,442     $ 13,338,947     $ 13,338,947
 Costs and Expenses:
   Cost of goods sold, including occupancy
    costs ........................................    8,396,239      9,411,600       10,242,377       10,242,377
   Selling, general and administrative expenses...    2,796,342      3,195,794        3,578,861        3,578,861
   Gain on sale of stores ........................      (52,621)                        (80,109)         (80,109)
   Goodwill amortization .........................       26,169         26,055           24,457           24,457
   Interest expense ..............................      209,152        277,634          528,159          503,532
   Store closing and impairment charges ..........      148,560        192,551          153,317          153,317
   Loss on debt conversions and modifications,
    net ..........................................           --             --               --               --
   Share of loss from equity investments .........        1,886            448           15,181           15,181
                                                    -----------    -----------     ------------     ------------
                                                     11,525,727     13,104,082       14,462,243       14,437,616
                                                    -----------    -----------     ------------     ------------
   Loss from continuing operations before
    income taxes and cumulative effect of
    accounting change ............................     (173,090)      (665,640)      (1,123,296)      (1,098,669)
 Income Tax Expense (Benefit) ....................      (28,064)      (216,941)          (8,375)          (8,375)
                                                    -----------    -----------     ------------     ------------
   Loss from continuing operations before
    cumulative effect of accounting change .......     (145,026)      (448,699)      (1,114,921)    $ (1,090,294)
                                                                                                    ============
 Income (Loss) from Discontinued Operations,
   Including Income Tax Expense (Benefit) ........      (20,214)       (12,823)           9,178
 Cumulative Effect of Accounting Change, Net
   of Income Tax Benefit .........................           --             --          (27,300)
                                                    -----------    -----------     ------------
   Net loss .....................................   $  (165,240)   $  (461,522)    $ (1,133,043)
                                                    ===========    ===========     ============
PER SHARE DATA:
 Basic and diluted (loss) income per share:
   Loss from continuing operations ...............  $     (0.58)   $     (1.74)    $      (4.34)    $      (3.44)
                                                                                                    ============
   Income (loss) from discontinued operations ....        (0.08)         (0.05)            0.04
   Cumulative effect of accounting change, net....           --             --            (0.11)
                                                    -----------    -----------     ------------
      Net loss per share .........................  $     (0.66)   $     (1.79)    $      (4.41)
                                                    ===========    ===========     ============
 Basic weighted average shares ...................      250,659        258,516          259,139          320,313
 Diluted weighted average shares .................      250,659        258,516          259,139          320,313
 Cash dividends declared per common share ........  $    0.4075    $    0.4375     $     0.3450

BALANCE SHEET DATA
 (at period end): (c)
 Working capital (deficit) .......................  $ 1,258,580    $  (892,115)    $    719,961
 Total assets ....................................    7,392,147      9,778,451        9,909,847
 Total debt, including capital leases ............    3,132,894      5,922,504        6,616,634
 Redeemable preferred stock ......................                      23,559           19,457
 Stockholders' equity (deficit) ..................  $ 1,898,203    $ 1,339,617     $    432,509

OTHER DATA:
 Number of retail drugstores .....................        3,975          3,870            3,802
 Number of employees .............................       83,000         89,900           77,200



                                                   FISCAL YEAR ENDED
                                                   -----------------
                                                     FEBRUARY 26,
                                                         2000
                                                     PRO FORMA(b)
                                                   ----------------
                                                     (DOLLARS IN
                                                      THOUSANDS,
                                                        EXCEPT
                                                      PER SHARE
                                                       AMOUNTS)
STATEMENT OF OPERATIONS DATA:
 Revenues                                            $ 13,338,947
 Costs and Expenses:
   Cost of goods sold, including occupancy
    costs ........................................     10,242,377
   Selling, general and administrative expenses...      3,578,861
   Gain on sale of stores ........................        (80,109)
   Goodwill amortization .........................         24,457
   Interest expense ..............................        514,788
   Store closing and impairment charges ..........        153,317
   Loss on debt conversions and modifications,
    net ..........................................             --
   Share of loss from equity investments .........         15,181
                                                     ------------
                                                       14,448,872
                                                     ------------
   Loss from continuing operations before
    income taxes and cumulative effect of
    accounting change ............................     (1,109,925)
  Income Tax Expense (Benefit) ...................         (8,375)
                                                     ------------
   Loss from continuing operations before
    cumulative effect of accounting change .......   $ (1,101,550)
                                                     ============
 Income (Loss) from Discontinued Operations,
   Including Income Tax Expense (Benefit) ........
   Cumulative Effect of Accounting Change, Net
    of Income Tax Benefit ........................
   Net loss ......................................

PER SHARE DATA:
 Basic and diluted (loss) income per share:
   Loss from continuing operations ...............   $      (3.84)
                                                     ============
   Income (loss) from discontinued operations ....
   Cumulative effect of accounting change, net....
      Net loss per share .........................
 Basic weighted average shares ...................        289,726
 Diluted weighted average shares .................        289,726
 Cash dividends declared per common share ........

BALANCE SHEET DATA
 (at period end): (c)
 Working capital (deficit) .......................
 Total assets ....................................
 Total debt, including capital leases ............
 Redeemable preferred stock ......................
 Stockholders' equity (deficit) ..................

OTHER DATA:
 Number of retail drugstores .....................
 Number of employees .............................



                                                                       THIRTY-NINE WEEKS ENDED
                                                   ----------------------------------------------------------------
                                                                                     NOVEMBER 25,     NOVEMBER 25,
                                                    NOVEMBER 27,    NOVEMBER 25,         2000             2000
                                                        1999            2000         PRO FORMA(a)     PRO FORMA(b)
                                                   -------------- ---------------- ---------------- ---------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
 Revenues                                           $ 9,837,723     $ 10,413,346     $ 10,413,346    $ 10,413,346
 Costs and Expenses:
   Cost of goods sold, including occupancy
    costs ........................................    7,425,434        8,005,474        8,005,474       8,005,474
   Selling, general and administrative expenses...    2,315,469        2,494,125        2,494,125       2,494,125
   Gain on sale of stores ........................
   Goodwill amortization .........................       18,360           16,759           16,759          16,759
   Interest expense ..............................      365,297          499,871          481,092         489,535
   Store closing and impairment charges ..........      117,451          199,742          199,742         199,742
   Loss on debt conversions and modifications,
    net ..........................................           --           92,095           92,095          92,095
   Share of loss from equity investments .........         (134)          30,554           30,554          30,554
                                                    -----------     ------------     ------------    ------------
                                                     10,241,877       11,338,620       11,319,841      11,328,284
                                                    -----------     ------------     ------------    ------------
   Loss from continuing operations before
    income taxes and cumulative effect of
    accounting change ............................     (404,154)        (925,274)        (906,495)       (914,938)
   Income Tax Expense (Benefit) ..................      (19,836)         144,382          144,382         144,382
                                                    -----------     ------------     ------------    ------------
   Loss from continuing operations before
    cumulative effect of accounting change .......     (384,318)      (1,069,656)    $ (1,050,877)   $ (1,059,320)
                                                                                     ============    ============
 Income (Loss) from Discontinued Operations,
   Including Income Tax Expense (Benefit) ........        7,588         (187,894)
   Cumulative Effect of Accounting Change, Net
    of Income Tax Benefit ........................      (27,300)              --
                                                    -----------     ------------
     Net loss ....................................  $  (404,030)    $ (1,257,550)
                                                    ===========     ============
PER SHARE DATA:
 Basic and diluted (loss) income per share:
 Loss from continuing operations .................  $     (1.52)    $      (4.12)    $      (3.38)   $      (3.72)
                                                                                     ============    ============
 Income (loss) from discontinued operations ......         0.03            (0.62)
 Cumulative effect of accounting change, net......        (0.11)              --
                                                    -----------     ------------
  Net loss per share .............................  $     (1.60)    $      (4.74)
                                                    ===========     ============
 Basic weighted average shares ...................      258,905          303,247          364,421         333,834
 Diluted weighted average shares .................      258,905          303,247          364,421         333,834
 Cash dividends declared per common share ........  $    0.3450           --

BALANCE SHEET DATA
 (at period end): (c)
 Working capital (deficit) .......................                  $  1,480,218     $  1,477,218    $  1,477,718
 Total assets ....................................                     8,501,661        8,492,132       8,495,397
 Total debt, including capital leases ............                     6,122,145        5,706,728       5,914,437
 Redeemable preferred stock ......................                        19,457           19,457          19,457
 Stockholders' equity (deficit) ..................                  $   (163,654)    $    246,734    $     40,041

OTHER DATA:
 Number of retail drugstores .....................                         3,742
 Number of employees .............................                        77,400

-------
(a) Reflects the pro forma adjustments and assumes $321.6 million principal amount of Convertible Notes, and $93.8 million principal amount of Remarketable Securities, representing 100% of the maximum principal amount of Exchange Offer Securities being sought, are tendered and exchanged pursuant to the Exchange Offers.

(b) Reflects the pro forma adjustments and assumes $160.8 million principal amount of Convertible Notes, and $46.9 million principal amount of Remarketable Securities, representing 50% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers.

(c) Restated balance sheet data as of November 27, 1999 is not available.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below, as well as the other information appearing in this Offering Circular and the documents to which we refer you, including those incorporated by reference, before deciding whether or not to exchange your Exchange Offer Securities for shares of our Common Stock pursuant to your Exchange Offer.


RISKS RELATED TO THE EXCHANGE OFFERS.

HOLDERS OF OUR COMMON STOCK, INCLUDING HOLDERS WHO RECEIVE OUR COMMON STOCK IN THE EXCHANGE OFFERS, MAY BE SUBJECT TO GREATER RISKS THAN THE RISKS TO WHICH HOLDERS OF THE CONVERTIBLE NOTES OR REMARKETABLE SECURITIES ARE CURRENTLY OR MAY IN THE FUTURE BE SUBJECT.

     In the event that we become subject to bankruptcy protection, whether voluntary or involuntary, holders of our Convertible Notes and Remarketable Securities will be treated in a more favorable manner than holders of outstanding equity securities, including holders that receive Common Stock in the Exchange Offers. Therefore, if a major restructuring of Rite Aid's debt and equity becomes necessary, and we were to become subject to bankruptcy protection, the holders of Exchange Offer Securities that do not exchange the Exchange Offer Securities in the Exchange Offers may receive value greater than the value, if any, received by holders of our Common Stock. This result is required by law because any claims of holders of the Exchange Offer Securities and holders of our other indebtedness will be given priority over the claims of our equity security holders. Moreover, it is possible that the claims of holders of Exchange Offer Securities would be converted into the right to receive our equity, in which case our existing stockholders, including any stockholders who receive our Common Stock in the Exchange Offers, could receive little value or nothing.

     Holders of Convertible Notes currently benefit from certain covenants under the indenture pursuant to which they were issued, including a restriction on our ability to merge and sell all or substantially all of our assets and our obligation to maintain our corporate existence and our properties, comply with laws and pay taxes, as well as certain other obligations. By exchanging Convertible Notes for Common Stock, holders of Convertible Notes forgo the benefits of these covenants.

     Holders of Remarketable Securities currently benefit from certain covenants under the indenture pursuant to which they were issued which they will forgo if they exchange their Remarketable Securities for Common Stock. In particular, their right to receive payments in the event of a liquidation event is senior to the right of holders of our subordinated debt, including the Convertible Notes. In addition to the restrictions contained in the indenture governing the Convertible Notes, subject to certain exceptions, the indenture governing the Remarketable Securities contains restrictions on the ability of our restricted subsidiaries (as defined in that indenture) to incur or guarantee certain indebtedness, and on our ability and our restricted subsidiaries' ability to issue secured debt, to grant liens and to enter into sale-leaseback transactions.

YOU MAY NOT BE ABLE TO SELL THE COMMON STOCK WHEN YOU WANT TO AND, IF YOU DO, YOU MAY NOT BE ABLE TO RECEIVE THE PRICE THAT YOU WANT.

     Although our Common Stock has been actively traded on the New York Stock Exchange and the Pacific Exchange, we do not know if an active trading market for the Common Stock will continue or, if it does, at what prices the Common Stock may trade. Although the Exchange Offers will reduce our debt, they will significantly increase the number of shares of our Common Stock outstanding, and could result in a decline in the market price of our Common Stock, particularly if you and other exchanging holders of Exchange Offer Securities seek to sell the Common Stock received in the Exchange Offers. Therefore, you may not be able to sell the Common Stock when you want and, if you do, you may not receive the price you want. In connection with our June refinancing, we agreed to register the 51,785,424 shares of Common Stock that we issued to our lenders. We have agreed to register the 60,256,657 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock that we issued in October 1999, shares of Common Stock issued in payment of interest thereon, and the 2,500,000 shares of Common Stock issuable upon exercise of a warrant, at an exercise price of $11.00 per share, subject to certain adjustments, issued to J.P. Morgan Ventures Corporation in October 1999. Additionally, in connection with the settlement of a class action suit brought against us, we may be required to issue 20 million shares of Common Stock. If the value of our shares of Common Stock is less than $7.75 per share in February 2002, we may deliver a greater number of shares. We have also reserved 39,648,187 shares of Common Stock for issuance pursuant to outstanding options granted pursuant to our various stock option plans. Our compensation committee further recommended to our Board of Directors the adoption of an additional stock option plan covering additional 10 million shares of Common Stock. Since December 1999, we issued, in the aggregate, 84,123,934 shares of Common Stock in exchange for $597 million aggregate principal amount of our indebtedness. As of December 31, 2000, there were 341,230,563 shares of our Common Stock issued and outstanding. Therefore, assuming holders of Exchange Offer Securities tender the maximum amount we are offering to exchange, the consummation of the Exchange Offers will result in the issuance of an additional 61,174,000 shares of our Common Stock. In addition, as described below, the refinancing of further indebtedness may include additional issuances of equity securities. We cannot predict the extent to which this dilution, the availability of a large amount of shares for sale, and the possibility of additional issuances and sales of our Common Stock will negatively affect the trading price of our Common Stock or the liquidity of our Common Stock.


OUR REFINANCING EFFORTS MAY BE DILUTIVE TO YOUR SHARES.

     We are currently evaluating various alternative transactions to simplify and restructure our capital structure, which may include, as part of the refinancing of our indebtedness, additional issuances of equity securities in exchange for our indebtedness. The issuance of additional shares of Common Stock may be dilutive to the holders of our Common Stock, including holders who receive shares of Common Stock in the Exchange Offers.

THE LIQUIDITY OF ANY TRADING MARKET THAT CURRENTLY EXISTS FOR THE EXCHANGE OFFER SECURITIES MAY BE ADVERSELY AFFECTED BY THE EXCHANGE OFFERS AND HOLDERS OF EXCHANGE OFFER SECURITIES WHO FAIL TO TENDER IN THE EXCHANGE OFFERS MAY FIND IT MORE DIFFICULT TO SELL THEIR EXCHANGE OFFER SECURITIES.

     There is currently a limited trading market for the Exchange Offer Securities. To the extent that Exchange Offer Securities are tendered and accepted for exchange in the Exchange Offers, the trading market for the remaining Exchange Offer Securities will be even more limited or may cease altogether. A debt security with a smaller outstanding aggregate principal amount or "float" may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Exchange Offer Securities may be adversely affected. The reduced float may also make the trading prices of the Exchange Offer Securities more volatile.


CERTAIN TAX RISKS RELATING TO THE EXCHANGE OFFERS.


OUR NET OPERATING LOSSES MAY BE SUBJECT TO LIMITATIONS.

     Based upon available records of stock ownership, we believe that to date, we have not experienced an "ownership change" for purposes of statutory provisions that would limit our use of our net operating losses and net unrealized built-in losses after such an ownership change. It is likely, however, that consummation of the Exchange Offers or other transactions in the future will cause such an ownership change. If an ownership change has occurred or occurs as a result of the Exchange Offers or other future events, the use of our existing net operating losses and possibly our net unrealized built-in losses will be subject to limitations.


WE WILL REALIZE TAXABLE INCOME FROM THE DISCHARGE OF INDEBTEDNESS AS A RESULT OF THE EXCHANGE OFFERS.

     We will realize taxable income from the discharge of indebtedness as a result of the Exchange Offers to the extent the principal amount of the Exchange Offer Securities that are exchanged in the Exchange Offers is more than the fair market value of the Common Stock exchanged therefor. We believe that our net operating losses and other tax attributes (including projected net operating losses for periods after the Exchange Offers) should be sufficient to offset fully any discharge of indebtedness income arising from the Exchange Offers even if our existing net operating losses and other attributes have been or become limited as a result of an ownership change.


RISKS RELATED TO OUR FINANCIAL CONDITION.

WE ARE HIGHLY LEVERAGED. OUR SUBSTANTIAL INDEBTEDNESS SEVERELY LIMITS CASH FLOW AVAILABLE FOR OUR OPERATIONS AND COULD ADVERSELY AFFECT OUR ABILITY TO SERVICE DEBT OR OBTAIN ADDITIONAL FINANCING, IF NECESSARY.

     As of November 25, 2000, we had $5,018 million of outstanding indebtedness for borrowed money (including current maturities but excluding letters of credit), $1,104 million of capital leases and a stockholders' deficit of $164 million. As of November 25, 2000, we had additional borrowing capacity under our revolving credit facility of $335 million. On a pro forma basis, assuming 100% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, our earnings would have been insufficient to cover our fixed charges for the period ended November 25, 2000 by $909 million. Our debt obligations adversely affect our operations in a number of ways and our cash flow is currently insufficient to service our debt, which requires us to borrow additional funds for that purpose, restructure or otherwise refinance that debt.

     After giving effect to the Exchange Offers, on a pro forma basis, assuming the maximum amount of Exchange Offer Securities we are offering to exchange are exchanged pursuant to the Exchange Offers, we would have had, as of November 25, 2000, $4,603 million of outstanding indebtedness for borrowed money (including current maturities but excluding letters of credit) and $1,104 million of capital leases and stockholders' equity of $247 million. In addition, our earnings would have been insufficient to cover our fixed charges for the period ended November 25, 2000 by $1,104 million.

     Our high level of indebtedness will continue to restrict our operations. Among other things, our indebtedness will:

     o    limit our ability to obtain additional financing;

     o limit our flexibility, in planning for, or reacting to, changes in the markets in which we compete;

     o place us at a competitive disadvantage relative to our competitors with less indebtedness;

     o render us more vulnerable to general adverse economic and industry conditions; and

     o require us to dedicate substantially all of our cash flow to service our debt.

     EVEN IF THE MAXIMUM AMOUNT OF EXCHANGE OFFER SECURITIES BEING SOUGHT ARE TENDERED AND EXCHANGED, A SUBSTANTIAL PORTION OF OUR REMAINING INDEBTEDNESS MATURES IN THE FALL OF 2002 AND ADDITIONAL AMOUNTS MATURE IN 2003. OUR ABILITY TO REFINANCE THIS INDEBTEDNESS WILL BE SUBSTANTIALLY DEPENDENT ON OUR ABILITY TO IMPROVE OUR OPERATING PERFORMANCE.

     Approximately $3,179 million of our indebtedness at January 27, 2001, without giving effect to the Exchange Offers, and $2,857 million after giving effect to the Exchange Offers, assuming the maximum amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, matures in the fall of 2002 and additional amounts mature in 2003. In order to satisfy these obligations, we will need to refinance such obligations, sell assets to satisfy them or seek postponement of the maturity dates from our existing lenders. Our ability to successfully accomplish any of these transactions will be substantially dependent on the successful execution of our long term strategic plan and the resulting improvements in our operating performance. The interest rate on certain of our outstanding indebtedness is based upon floating interest rates. If interest rates increase, our interest payment obligations will increase. Approximately $2,272 million of outstanding indebtedness as of January 27, 2001 bears an interest rate that varies depending upon LIBOR. We entered into interest rate hedge agreements to protect us against increases in LIBOR, with an aggregate notional amount of approximately $1 billion, which expire in the summer of 2002. If we borrow additional amounts under our senior secured facility, the interest rate on those borrowings will vary depending upon LIBOR. If LIBOR rises, the interest rates on this outstanding debt will also increase. Therefore, an increase in LIBOR would increase our interest payment obligations under these outstanding loans and have a negative effect on our cash flow and financial condition.

WE MAY BE UNABLE TO MEET OUR PAYMENT OBLIGATIONS ON OUR DEBTS, INCLUDING THE EXCHANGE OFFER SECURITIES, AS THEY BECOME DUE.

     Even giving pro forma effect to the exchange of the maximum principal amount we are offering to exchange in the Exchange Offers, unless we are able to effect a refinancing, we will not be able to pay the amounts due on our outstanding debts as they mature, and our failure to do so would constitute a default under the terms of the applicable indentures. A default under the terms of the governing indentures may trigger cross-default provisions in our credit facilities and, if any are accelerated, may accelerate our payment obligations with respect to additional indebtedness. We are making the Exchange Offers to reduce our indebtedness through the issuance of equity. A bankruptcy filing would threaten our vendor support, trigger defaults and the acceleration of additional indebtedness, and may cause us to lose customers because of concerns related to our reliability.

THE COVENANTS IN OUR OUTSTANDING INDEBTEDNESS IMPOSE RESTRICTIONS THAT MAY LIMIT OUR OPERATING AND FINANCIAL FLEXIBILITY.

     The covenants in the instruments governing our outstanding indebtedness restrict our ability to incur liens and debt, pay dividends, make redemptions and repurchases of capital stock, make loans, investments and capital expenditures, prepay, redeem or repurchase debt, engage in mergers, consolidations, asset dispositions, sale-leaseback transactions and affiliate transactions, change our business, amend certain debt and other material agreements, issue and sell capital stock of subsidiaries, make distributions from subsidiaries, and grant negative pledges to other creditors.

     Moreover, if we are unable to meet the terms of the financial covenants or if we breach any of these covenants, a default could result under one or more of these agreements. A default, if not waived by our lenders, could result in the acceleration of outstanding indebtedness and cause our debt to become immediately due and payable. If such acceleration occurs, we would not be able to repay our indebtedness and it is unlikely that we would be able to borrow sufficient additional funds to refinance such debt. Even if new financing is made available to us, it may not be available on terms acceptable to us.


RISKS RELATED TO OUR OPERATIONS.

MAJOR LAWSUITS HAVE BEEN BROUGHT AGAINST US AND CERTAIN OF OUR SUBSIDIARIES, AND THERE ARE CURRENTLY PENDING BOTH CIVIL AND CRIMINAL INVESTIGATIONS BY THE U.S. SECURITIES AND EXCHANGE COMMISSION AND THE UNITED STATES ATTORNEY. ANY CRIMINAL CONVICTION AGAINST US MAY RESULT IN THE LOSS OF LICENSES THAT ARE MATERIAL TO THE CONDUCT OF OUR BUSINESS, WHICH WOULD HAVE A NEGATIVE EFFECT ON OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

     There are currently pending both civil and criminal governmental investigations by the SEC and the United States Attorney concerning our financial reporting and other matters. An investigation has also been commenced by the Department of Labor concerning our employee benefit plans, including our principal 401(k) plan, which permitted employees to purchase our Common Stock. Purchases of our Common Stock under the plan were suspended in October 1999. These investigations are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain contracts and licenses that are material to our operations may be revoked, which would have a material adverse effect on results of operations and financial condition. In addition, substantial penalties, damages or other monetary remedies assessed against us could also have a material adverse effect on our results of operations, financial condition and cash flows.

     Lawsuits have been filed against us, as well as certain of our past and present officers and directors. We announced on November 9, 2000 that we reached an agreement to settle, subject to court approval, the consolidated securities class action lawsuits pending against us in the U.S. District

Court for the Eastern District of Pennsylvania, including the fourth consolidated amended class action complaint filed on January 31, 2001, and the derivative lawsuits pending there and in the U.S. District Court of Delaware.

     We are being investigated by multiple state attorney generals for reimbursement practices relating to partially-filled prescriptions and fully-filled prescriptions that are not picked up by ordering customers. We cannot predict the outcomes of these investigations at this time. If any of these cases results in a substantial monetary judgment against us or is settled on unfavorable terms, our results of operations, financial position and cash flows could be materially adversely affected.

     In addition, given the size and nature of our business, we are subject from time to time to various lawsuits which, depending on their outcome, may have a negative impact on our results of operations, financial condition and cash flows.

WE ARE SUBSTANTIALLY DEPENDENT ON A SINGLE SUPPLIER OF PHARMACEUTICAL PRODUCTS AND OUR OTHER SUPPLIERS TO SELL PRODUCTS TO US ON SATISFACTORY TERMS.

     We obtain approximately 87% of our pharmaceutical supplies from a single supplier, McKesson HBOC, Inc., pursuant to a long-term supply contract, which has been extended until April 2004. Pharmacy sales represented approximately 60% of our total sales during the thirty-nine week period ended November 25, 2000, and therefore our relationship with McKesson HBOC is important to us. Any significant disruptions in our relationships with our suppliers, particularly our relationship with McKesson HBOC, would make it difficult for us to continue to operate our business, and would have a material adverse effect on our results of operations and financial condition.


OUR INTERNAL ACCOUNTING SYSTEMS AND CONTROLS MAY BE INSUFFICIENT.

     An audit of our financial statements for the fiscal years ended 1999, 1998 and 1997, following a previous restatement, concluded in July 2000 and resulted in an additional restatement of fiscal years 1999 and 1998. Following its review of our books and records, our management concluded that further steps were needed to establish and maintain the adequacy of our internal accounting systems and controls. Our management's long term strategy includes a comprehensive plan to develop, implement and maintain adequate and reliable accounting systems and controls which address the reportable conditions identified by Deloitte & Touche LLP in their audit of our financial statements. We are in the process of implementing various measures to improve our internal accounting systems and to reduce the likelihood that we will incur problems similar to those that required us to restate our financials. If, however, we determine that our internal accounting systems and controls require additional improvements, we may need to commit substantial resources, including time from our management team, to implement new systems and controls. If we are unable to successfully implement such controls, we may be unable to accurately report our financial reports for future periods.

WE CANNOT ASSURE YOU THAT MANAGEMENT WILL BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR SUCCESSFULLY IMPLEMENT OUR TURNAROUND PLAN.

     Since December 1999, we have hired a new management team, including Robert
G. Miller as chief executive officer and chairman. Our management team has considerable experience in the retail industry. Nonetheless, we cannot assure you that management will be able to successfully manage our business or successfully implement our turnaround plan.

WE ARE DEPENDENT ON OUR NEW MANAGEMENT TEAM, AND THE LOSS OF THEIR SERVICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND THE RESULTS OF OUR OPERATIONS OR FINANCIAL CONDITION.

     The success of our business is materially dependent upon the continued services of Mr. Miller and the other members of our new management team. The loss of Mr. Miller or other key personnel due to death, disability or termination of employment could have a material adverse effect on the results of our operations or financial condition, or both. Additionally, we cannot assure you that we will be able to attract or retain other skilled personnel in the future.

WE NEED TO IMPROVE OUR OPERATIONS IN ORDER TO IMPROVE OUR FINANCIAL CONDITION BUT OUR OPERATIONS WILL NOT IMPROVE IF WE CANNOT EFFECTIVELY IMPLEMENT OUR BUSINESS STRATEGY.

     Our operations during the fiscal year ended February 26, 2000 were adversely affected by a number of factors, including our financial difficulties, inventory shortages, allegations of violations of the law, including drug pricing issues, problems and disputes with suppliers and uncertainties regarding our ability to produce audited financial statements. In the period since the close of fiscal year 2000, our operations were further affected by the closing of a significant number of our stores and the incurrence of related costs and impairment charges, the impairment of our investment in Drugstore.com and costs incurred in connection with the process of reviewing, reconciling and restating our books and records, the investigation of our prior accounting practices and the preparation and audit of our financial statements. To improve operations, new management developed and has been implementing a business strategy to improve the pricing of products, provide more consistent advertising through weekly, national circulars, eliminate inventory shortages and outdated inventory, resolve issues and disputes with our vendors, develop programs intended to enhance customer relationships and provide better service and continue to improve our stores and the product offerings within our stores. If we are not successful in implementing our business strategy, or if our business strategy is not effective, we may not be able to improve our operations. Failure to improve operations would adversely affect our ability to make principal or interest payments on our debt.


RISKS RELATED TO OUR INDUSTRY.

THE MARKETS IN WHICH WE OPERATE ARE VERY COMPETITIVE, AND FURTHER INCREASES IN COMPETITION COULD ADVERSELY AFFECT US.

     We face intense competition with local, regional and national companies, including other drug store chains, independent drug stores, Internet retailers and mass merchandisers. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. We believe that the continued consolidation of the drugstore industry will further increase competitive pressures in the industry. As competition increases, a significant increase in general pricing pressures could occur which would require us to increase our sales volume and to sell higher margin products and services in order to remain competitive. We cannot assure you that we will be able to continue to effectively compete in our markets or increase our sales volume in response to further increased competition.

CHANGES IN THIRD-PARTY REIMBURSEMENT LEVELS FOR PRESCRIPTION DRUGS COULD REDUCE OUR MARGINS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     We are currently reimbursed by third-party payors for approximately 87.8% of all of the prescription drugs that we sell. These third-party payors could reduce the levels at which they will reimburse us for the prescription drugs that we provide to their members. Furthermore, if Medicare is reformed to include prescription benefits, Medicare may cover some of the prescription drugs that we now sell at retail prices, and we may be reimbursed at prices lower than our current retail prices. If third-party payors reduce their reimbursement levels or if Medicare covers prescription drugs at reimbursement levels lower than our current retail prices, our margins on these sales would be reduced, and the profitability of our business could be adversely affected.

WE ARE SUBJECT TO GOVERNMENTAL REGULATIONS, PROCEDURES AND REQUIREMENTS; OUR NONCOMPLIANCE OR A SIGNIFICANT REGULATORY CHANGE COULD HURT OUR BUSINESS, THE RESULTS OF OUR OPERATIONS OR OUR FINANCIAL CONDITION.

     Our pharmacy business is subject to several federal, state and local regulations. These include local registrations of pharmacies in the states where our pharmacies are located, applicable Medicare and Medicaid regulations, and prohibitions against paid referrals of patients. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil and criminal penalties and could adversely affect the continued operation of our business. Furthermore, our pharmacies could be affected by federal and state reform programs, such as health care reform initiatives which could, in turn, negatively affect our business. The passing of these initiatives or any new federal or state programs could adversely affect our business and results of operations.


CERTAIN RISKS ARE INHERENT IN THE PROVISION OF PHARMACY SERVICES, AND OUR INSURANCE MAY NOT BE ADEQUATE TO COVER ANY CLAIMS AGAINST US.


     Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other health care products. Although we maintain professional liability and errors and omissions liability insurance, we cannot assure you that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will be able to maintain this insurance on commercially reasonable terms.


ANY ADVERSE CHANGE IN GENERAL ECONOMIC CONDITIONS MAY ADVERSELY AFFECT CONSUMER-BUYING PRACTICES AND REDUCE OUR SALES OF FRONT-END PRODUCTS, WHICH ARE OUR HIGHER MARGIN PRODUCTS.


     If the economy slows down and unemployment increases or inflationary conditions worry consumers, our customers may decrease their purchases, particularly of products other than pharmaceutical products that they need for health reasons. We make a higher profit on our sales of front-end products than we do on sales of pharmaceutical products. Therefore, any decrease in our sales of front-end products will decrease our profitability.


                                USE OF PROCEEDS


     We will not receive any cash proceeds from the Exchange Offers. Any Exchange Offer Securities that are properly tendered and exchanged pursuant to the Exchange Offers will be retired and cancelled. Accordingly, our issuance of shares of Common Stock in exchange for Exchange Offer Securities will not result in any cash proceeds to us.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of November 25, 2000 on a historical and pro forma basis. This table should be read in conjunction with our unaudited condensed consolidated financial statements included in our Quarterly Report for the thirteen and thirty-nine week periods ended November 25, 2000, the audited consolidated financial statements in our 2000 Amended Annual Report, and the section of this Offering Circular titled "Unaudited Pro Forma Condensed Consolidated Financial Information." The pro forma adjustments give effect to the Exchange Offers based on the assumptions described in the footnotes below.



                                                                        AS OF NOVEMBER 25, 2000
                                                           --------------------------------------------------
                                                              HISTORICAL      PRO FORMA(a)      PRO FORMA(b)
                                                           ---------------   --------------   ---------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
5.50% fixed-rate senior notes due 2000 (c) .............    $     76,926      $     76,926     $     76,926
6.70% notes due 2001 ...................................           7,818             7,818            7,818
5.25% convertible subordinated notes due
 2002(d) ...............................................         392,324            70,732          231,528
Senior Facility ........................................         752,000           752,000          752,000
Revolving Credit facility due 2002 (amended
 and restated) ("RCF") .................................         730,268           730,268          730,268
Term loan due 2002 (amended and restated)
 ("PCS") ...............................................         622,574           622,574          622,574
Exchange Debt ..........................................         219,447           219,447          219,447
10.50% notes due 2002 ..................................         465,256           465,256          465,256
6.00% dealer remarketable securities due 2003 ..........         187,650            93,825          140,738
6.00% fixed-rate senior notes due 2005 .................         200,000           200,000          200,000
7.625% senior notes due 2005 ...........................         200,000           200,000          200,000
7.125% notes due 2007 ..................................         350,000           350,000          350,000
6.125% fixed-rate senior notes due 2008 ................         150,000           150,000          150,000
6.875% senior debentures due 2013 ......................         200,000           200,000          200,000
5.875% to 10.475% industrial development
 bonds due through 2016 ................................           4,958             4,958            4,958
7.70% notes due 2027 ...................................         300,000           300,000          300,000
6.875% fixed-rate senior notes due 2028 ................         150,000           150,000          150,000
Lease financing obligations ............................       1,103,831         1,103,831        1,103,831
Other ..................................................           9,093             9,093            9,093
                                                            ------------      ------------     ------------
Long-term debt and lease financing obligations .........       6,122,145         5,706,728        5,914,437
Redeemable preferred stock .............................          19,457            19,457           19,457
Stockholders' equity (deficit):
 Preferred stock (20,000,000 shares authorized;
   3,269,950 outstanding) ..............................         326,995           326,995          326,995
 Common stock (600,000,000 shares
   authorized; 341,144,000 outstanding) ................         341,144           402,318          371,731
 Additional paid-in capital ............................       2,024,046         2,504,156        2,262,602
 Accumulated deficit ...................................      (2,841,882)       (2,972,778)      (2,907,330)
 Deferred compensation .................................         (13,957)          (13,957)         (13,957)
                                                            ------------      ------------     ------------
   Total stockholders equity (deficit) .................        (163,654)          246,734           40,041
                                                            ------------      ------------     ------------
   Total capitalization ................................    $  5,977,948      $  5,972,919     $  5,973,935
                                                            ============      ============     ============

----------
(a) Reflects the pro forma adjustments related to debt and equity and assumes $321.6 million principal amount of Convertible Notes, and $93.8 million principal amount of Remarketable Securities, representing 100% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(b) Reflects the pro forma adjustments related to debt and equity and assumes $160.8 million principal amount of Convertible Notes, and $46.9 million principal amount of Remarketable Securities, representing 50% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(c) All of the 5.50% fixed-rate senior notes have been retired in December 2000, which payment is not included in the pro forma amounts.

(d) Subsequent to November 25, 2000, $35 million of the 5.25% convertible subordinated notes were exchanged for 4,475,000 shares of Common Stock. This transaction is not reflected in the pro forma amounts. Accordingly, the $321.6 million principal amount of Convertible Notes represents 82.0% of the November 25, 2000 balance.

                               THE EXCHANGE OFFERS


GENERAL

     On September 22, 1998, we issued $200 million aggregate principal amount of Dealer Remarketable Securities which, when issued, were due October 1, 2013. On December 24, 1999, the remarketing dealer determined not to remarket the Remarketable Securities, resulting in a final maturity date of October 1, 2003. The Remarketable Securities bear interest at a rate of 6.00%. Interest on the Remarketable Securities is payable semi-annually on April 1 and October 1 of each year. The payments commenced on April 1, 1999. We used the net proceeds from the sale of the Remarketable Securities to repay commercial paper that we previously issued.

     On September 10, 1997, we completed the sale of $650 million aggregate principal amount of 5.25% Convertible Subordinated Notes due September 15, 2002. The Convertible Notes are convertible into shares of our Common Stock at any time on or after the 90th day following the last date of issuance of Convertible Notes and prior to the close of business on the maturity date, unless previously redeemed or repurchased. The conversion price is $36.14 per share (equivalent to a conversion rate of 27.67 shares per $1,000 principal amount of Convertible Notes), subject to certain adjustments. Interest on the Convertible Notes is payable semi-annually on March 15 and September 15 of each year. The payments commenced on March 15, 1998. We have the option to redeem the Convertible Notes, in whole or in part, at any time. We used the proceeds from the sale of the Convertible Notes to refinance and repay commercial paper that we previously issued.

     The Exchange Offers are being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, have not been registered with the SEC and rely on exemptions under state securities laws. Generally, the Common Stock you receive in an Exchange Offer will be freely tradeable, unless you are considered an affiliate of ours, as that term is defined in the Securities Act, or you hold Exchange Offer Securities that were previously held by an affiliate of Rite Aid.


TERMS OF THE EXCHANGE OFFERS; PERIOD FOR TENDERING EXCHANGE OFFER SECURITIES

     This Offering Circular and the enclosed letter of transmittal constitute an offer to exchange 145 shares of our Common Stock for each $1,000 principal amount of Convertible Notes and an offer to exchange 155 shares of our Common Stock for each $1,000 principal amount of outstanding Remarketable Securities, subject to the terms and conditions described in this Offering Circular. Assuming we have not previously elected to terminate the Convertible Notes Exchange Offer, for any or no reason, in our sole and absolute discretion, and subject to the conditions listed below, we will accept for exchange up to $321,591,600 aggregate principal amount of outstanding Convertible Notes which are properly tendered prior to the expiration of the Convertible Notes Exchange Offer and not withdrawn as permitted below. If Convertible Notes having an aggregate principal amount in excess of $321,591,600 are tendered and not withdrawn, we will purchase $321,591,600 aggregate principal amount of Convertible Notes, pro rata in an amount per holder of Convertible Notes equal to a fraction, the numerator of which is such holder's total principal amount of Convertible Notes tendered and the denominator of which is the total principal amount of Convertible Notes tendered, multiplied by $321,591,600. Assuming we have not previously elected to terminate the Remarketable Securities Exchange Offer, for any reason or no reason, in our sole and absolute discretion, and subject to the conditions listed below, we will accept for exchange up to $93,825,000 aggregate principal amount of outstanding Remarketable Securities which are properly tendered prior to the expiration of the Remarketable Securities Exchange Offer and not withdrawn as permitted below. If Remarketable Securities having an aggregate principal amount in excess of $93,825,000 are tendered and not withdrawn, we will purchase $93,825,000 aggregate principal amount of Remarketable Securities, pro rata in an amount per holder of Remarketable Securities equal to a fraction, the numerator of which is such holder's total principal amount of Remarketable Securities tendered and the denominator of which is the total principal amount of Remarketable Securities tendered, multiplied by $93,825,000. See "-- Conditions to the Exchange Offers" below. The Exchange Offers are being made to all holders of Exchange Offer Securities. As of the date of this Offering Circular, $357.3 million aggregate principal amount of Convertible Notes and $187.7 million aggregate principal amount of Remarketable Securities are outstanding. This Offering Circular and the enclosed letter of transmittal are first being sent on or about February 9, 2001 to all holders of Exchange Offer Securities known to us. The Exchange Offers will expire at 5:00 p.m., New York City time, on March 13, 2001. In our sole and absolute discretion, we may extend the period of time during which either Exchange Offer is open. We may extend the Convertible Notes Exchange Offer without extending the Remarketable Securities Exchange Offer, and vice versa. Our obligation to accept Exchange Offer Securities in the Exchange Offers is subject to the conditions listed below under the caption "-- Conditions to the Exchange Offers."

     We expressly reserve the right, at any time and from time to time, to extend the period of time during which either Exchange Offer is open, and thereby delay acceptance of any Exchange Offer Securities. If we elect to extend the period of time during which an Exchange Offer is open, we will give oral or written notice of the extension, as described below. During any extension, all Exchange Offer Securities previously tendered and not withdrawn will remain subject to the extended Exchange Offer and may be accepted for exchange by us (up to the maximum principal amounts we are offering to exchange). We will return to the registered holder, at our expense, any Exchange Offer Securities not accepted for exchange as promptly as practicable after the expiration or termination of the Exchange Offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the applicable Exchange Offer.

     We expressly reserve the right to amend or terminate either Exchange Offer, and not to accept any Exchange Offer Securities if any of the events described below under the caption "-- Conditions to the Exchange Offers" should occur or for any other reason within our sole and absolute discretion. We will give you oral or written notice of any amendment, termination or non-acceptance of your Exchange Offer as promptly as practicable.

     Following completion of the Exchange Offers, subject to applicable securities laws, we may, in our sole and absolute discretion, seek to acquire Exchange Offer Securities not tendered in the Exchange Offers by means of open market purchases, privately negotiated acquisitions, redemptions or otherwise, or commence one or more additional Exchange Offers to those holders of Exchange Offer Securities who did not exchange their Exchange Offer Securities for our Common Stock.


CONDITIONS TO THE EXCHANGE OFFERS

     THE EXCHANGE OFFERS ARE NOT CONDITIONED UPON THE EXCHANGE OF A MINIMUM PRINCIPAL AMOUNT OF EXCHANGE OFFER SECURITIES.

     The Convertible Notes Exchange Offer and the Remarketable Securities Exchange Offer are independent of each other and neither Exchange Offer is conditioned upon the exchange of a minimum principal amount of Exchange Offer Securities. Notwithstanding any other provision of either Exchange Offer, we are not required to accept any Exchange Offer Securities for exchange or to issue any Common Stock in exchange for Exchange Offer Securities, and we may terminate or amend an Exchange Offer if, at any time before the acceptance of Exchange Offer Securities for exchange or the exchange of Common Stock for Exchange Offer Securities, any of the following events occurs:

     o the Exchange Offers are determined to violate any applicable law or any applicable interpretation of the staff of the SEC;

     o either the New York Stock Exchange or the Pacific Exchange has not approved for listing the shares of Common Stock to be issued in the Exchange Offers;

     o an action or proceeding is pending or threatened in any court or by any governmental agency or third party that might materially impair our ability to proceed with the Exchange Offer; or

     o any material adverse development occurs in any existing legal action or proceeding involving Rite Aid or any of our subsidiaries.

     These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive, to extent permitted by applicable law, any condition, in whole or in part, at any time in our sole and absolute discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time. Moreover, we are free to terminate an Exchange Offer for any or no reason, in our sole and absolute discretion, and not accept any Exchange Offer Securities.



PROCEDURES FOR TENDERING EXCHANGE OFFER SECURITIES

     Exchange Offer Securities tendered in an Exchange Offer must be in a minimum principal amount of $1,000.

     When you tender your Exchange Offer Securities, and we accept the Exchange Offer Securities for exchange, this will constitute a binding agreement between you and Rite Aid, subject to the terms and conditions set forth in this Offering Circular and the enclosed letter of transmittal. Unless you comply with the procedures described below under the title "-- Guaranteed Delivery Procedures," you must do one of the following prior to the expiration of your Exchange Offer to participate in your Exchange Offer:

     o if you hold Exchange Offer Securities in certificated form, tender your Exchange Offer Securities by sending the certificates representing your Exchange Offer Securities, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Mellon Investor Services, LLC, as Exchange Agent, at one of the addresses listed below under the title "-- Exchange Agent"; or

     o if you hold Exchange Offer Securities in "street name," tender your Exchange Offer Securities by using the book-entry procedures described below under the title "-- Book-Entry Transfer" and transmit a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the Exchange Agent.

     In order for a book-entry transfer to constitute a valid tender of your Exchange Offer Securities, the Exchange Agent must receive a confirmation of book-entry transfer of your Exchange Offer Securities into its account at The Depository Trust Company prior to the expiration of your Exchange Offer. The term "agent's message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

     THE METHOD OF DELIVERY OF CERTIFICATES FOR EXCHANGE OFFER SECURITIES, LETTERS OF TRANSMITTAL, AGENT'S MESSAGES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR DISCRETION. IF YOU DELIVER EXCHANGE OFFER SECURITIES BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND ALL CERTIFICATES FOR EXCHANGE OFFER SECURITIES, LETTERS OF TRANSMITTAL AND AGENT'S MESSAGES TO THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES SET FORTH ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. PLEASE DO NOT SEND THESE MATERIALS TO US, AS THIS WILL NOT BE DEEMED A PROPER TENDER.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either:

     o a registered holder of Exchange Offer Securities and have not completed the box titled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     o you are tendering Exchange Offer Securities for the account of an eligible guarantor institution.

   An eligible guarantor institution means:

     o    banks, as defined in Section 3(a) of the Federal Deposit Insurance
          Act;

     o brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers, as defined in the Securities Exchange Act of 1934, as amended;

     o    credit unions, as defined in Section 19B(1)(A) of the Federal Reserve
          Act;

     o national securities exchanges, registered securities associations and clearing agencies, as these terms are defined in the Exchange Act; and

     o savings associations, as defined in Section 3(b) of the Federal Deposit Insurance Act.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor is required to be an eligible guarantor institution. If you plan to sign the letter of transmittal but you are not the registered holder of your Exchange Offer Securities (which term, for this purpose, includes any participant in DTC's system whose name appears on a security position listing as the owner of the Exchange Offer Securities) you must have the Exchange Offer Securities signed by the registered holder of the Exchange Offer Securities and that signature must be guaranteed by an eligible guarantor institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an eligible guarantor institution, but that instrument must be in a form satisfactory to us in our sole discretion. In addition, if a person or persons other than the registered holder or holders of Exchange Offer Securities signs the letter of transmittal, certificates for the Exchange Offer Securities must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for Exchange Offer Securities.

     All questions as to the validity, form, eligibility, including time of receipt, and acceptance of Exchange Offer Securities tendered for exchange will be determined by us in our sole and absolute discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all improperly tendered Exchange Offer Securities or not to accept any Exchange Offer Securities, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offers as to any Exchange Offer Securities either before or after the expiration of the Exchange Offers, including the right to waive the ineligibility of any holder who seeks to tender Exchange Offer Securities. Our interpretation of the terms and conditions of the Exchange Offers as to any particular Exchange Offer Securities either before or after the expiration of the Exchange Offers, including the terms and conditions of the letter of transmittal and the accompanying instructions, will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Exchange Offer Securities must be cured within a reasonable period of time, as determined by us. Neither we, the Exchange Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of Exchange Offer Securities for exchange, nor will we have any liability for failure to give this notification.

     If you are a trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for Exchange Offer Securities or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you are required to submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.


ACCEPTANCE OF EXCHANGE OFFER SECURITIES FOR EXCHANGE; DELIVERY OF COMMON STOCK

     Upon satisfaction or waiver of all of the conditions to an Exchange Offer, and assuming we have not previously elected to terminate that Exchange Offer for any or no reason, in our sole and absolute discretion, we will accept, promptly after the expiration of that Exchange Offer, Exchange Offer Securities up to an amount which shall not exceed, with respect to either Exchange Offer, the maximum principal amount we are offering to exchange in that Exchange Offer. We will issue the shares of Common Stock promptly after acceptance of these Exchange Offer Securities. For purposes of the Exchange Offers, we will be deemed to have accepted properly tendered Exchange Offer Securities for exchange when, as and if we have given oral or written notice of acceptance to the Exchange Agent, with written confirmation of any oral notice to be given promptly after any oral notice. In the event that holders of Exchange Offer Securities in either Exchange Offer tender, in the aggregate, more than the maximum amount we are offering to exchange in that Exchange Offer, we will accept for exchange only Exchange Offer Securities in an aggregate principal amount equal to the maximum principal amount we are offering to exchange in that Exchange Offer on a pro rata basis among the tendering holders of Exchange Offer Securities. We will not issue fractional shares of Common Stock. Instead of receiving a fractional share, each holder of Exchange Offer Securities who would otherwise be entitled to a fractional share will receive a number of whole shares determined by rounding down to the nearest whole number.

     Per each $1,000 principal amount of outstanding Convertible Notes accepted for exchange in the Convertible Notes Exchange Offer, the tendering holder will receive 145 shares of Common Stock, and per each $1,000 principal amount of outstanding Remarketable Securities accepted for exchange in the Remarketable Securities Exchange Offer, the tendering holder will receive 155 shares of Common Stock. In addition, to induce holders to exchange their securities and in partial consideration for the exchange, we will make a cash payment in the amount equal to the accrued and unpaid interest to the date we accept for exchange the Exchange Offer Securities to holders whose securities we accept for exchange, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. The payments of interest on the balance of the Exchange Offer Securities will not be modified.

     In all cases, the issuance of shares of Common Stock in exchange for Exchange Offer Securities will be made only after the Exchange Agent timely receives either certificates for all physically tendered Exchange Offer Securities, in proper form for transfer, or a book-entry confirmation of transfer of the Exchange Offer Securities into the Exchange Agent's account at DTC, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal. If for any reason we do not accept any tendered Exchange Offer Securities or if Exchange Offer Securities are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged Exchange Offer Securities without expense to the registered tendering holder. In the case of Exchange Offer Securities tendered by book-entry transfer into the Exchange Agent's account at DTC by using the book-entry procedures described below, the unaccepted or non-exchanged Exchange Offer Securities will be credited to an account maintained by the tendering holder with DTC. Any Exchange Offer Securities to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Within two business days after the date of this Offering Circular, the Exchange Agent will establish the required accounts at DTC for the Exchange Offer Securities tendered in the Exchange Offers. Once established, any financial institution that is a participant in DTC's system may make book-entry delivery of Exchange Offer Securities by causing DTC to transfer the Exchange Offer Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of the Exchange Offer Securities may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile of the letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the expiration of the Exchange Offer at one of the addresses listed below under the caption "-- Exchange Agent." In addition, the Exchange Agent must receive book-entry confirmation of transfer of the Exchange Offer Securities into the Exchange Agent's account of DTC prior to the expiration of the Exchange Offer. If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of the Exchange Offer Securities and wish to tender your Exchange Offer Securities, but

     o the certificates for the Exchange Offer Securities are not immediately available,

     o you do not have enough time to deliver your certificates representing the Exchange Offer Securities or other required documents to the Exchange Agent before the expiration of the applicable Exchange Offer, or

     o the procedure for book-entry transfer cannot be completed before the expiration of the Exchange Offer,

you may effect a tender of your Exchange Offer Securities if:

     o    the tender is made through an eligible guarantor institution;

     o prior to the expiration of the Exchange Offer, the Exchange Agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the amount of Exchange Offer Securities you are tendering and stating that the tender is being made by notice of guaranteed delivery; these documents may be sent by overnight courier, registered or certified mail or facsimile transmission;

     o you guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Exchange Offer Securities, in proper form for transfer, or a book-entry confirmation of transfer of the Exchange Offer Securities into the Exchange Agent's account at DTC, including the agent's message that forms a part of the book-entry confirmation, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the Exchange Agent; and

     o the Exchange Agent receives the certificates for all physically tendered Exchange Offer Securities, in proper form for transfer, or a book-entry confirmation of transfer of the Exchange Offer Securities into the Exchange Agent's account at DTC, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, in each case within three NYSE trading days after the date of execution of the notice of guaranteed delivery.


WITHDRAWAL OF TENDERS

     YOU MAY WITHDRAW TENDERS OF EXCHANGE OFFER SECURITIES AT ANY TIME PRIOR TO THE EXPIRATION OF YOUR EXCHANGE OFFER AND, UNLESS YOUR TENDERED EXCHANGE OFFER SECURITIES HAVE PREVIOUSLY BEEN ACCEPTED FOR EXCHANGE AND YOU HAVE RECEIVED THE SHARES OF COMMON STOCK ISSUABLE IN EXCHANGE THEREFOR, YOU MAY ALSO WITHDRAW PREVIOUSLY TENDERED EXCHANGE OFFER SECURITIES AT ANY TIME AFTER APRIL 9, 2001.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the expiration of the applicable Exchange Offer at one of the addresses listed below under the caption "-- Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the Exchange Offer Securities to be withdrawn, identify the Exchange Offer Securities to be withdrawn, including the principal amount of the Exchange Offer Securities, and, where certificates for Exchange Offer Securities have been transmitted, specify the name in which the Exchange Offer Securities are registered, if different from that of the withdrawing holder. If certificates for Exchange Offer Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If Exchange Offer Securities have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Exchange Offer Securities and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility, including time of receipt, of these notices will be determined by us. Our determination will be final and binding.

     Any Exchange Offer Securities properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Exchange Offer Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the Exchange Offer. In the case of Exchange Offer Securities tendered by book-entry transfer into the Exchange Agent's account at DTC by using the book-entry transfer procedures described above, any withdrawn or unaccepted Exchange Offer Securities will be credited to the tendering holder's account at DTC. Properly withdrawn Exchange Offer Securities may be re-tendered at any time prior to the expiration of the Exchange Offer by following one of the procedures described above under "-- Procedures for Tendering Exchange Offer Securities."

EXCHANGE AGENT

     We have appointed Mellon Investor Services, LLC as the Exchange Agent. All completed letters of transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. All questions regarding the procedures for tendering in the Exchange Offers and requests for assistance in tendering your Exchange Offer Securities should also be directed to the Exchange Agent at the telephone number or one of the following addresses:


          Delivery To:  Mellon Investor Services, LLC, Exchange Agent



   By Regular or Certified Mail:              By Overnight Courier:                   By Hand:
   Mellon Investor Services, LLC          Mellon Investor Services, LLC    Mellon Investor Services, LLC
              P.O. Box 3301                     85 Challenger Road            120 Broadway, 13th Floor
     South Hackensack, NJ 07606                 Mail Stop -- Reorg               New York, NY 10271
  Attention: Reorganization Dept.           Ridgefield Park, NJ 07660     Attention: Reorganization Dept.
    (registered or certified mail        Attention: Reorganization Dept.
              recommended)
                                                By Facsimile:
                                   (Eligible Guarantor Institutions Only)

                                               (201) 296-4293

                                           To Confirm by Telephone
                                          or for Information Call:

                                               (201) 296-4860

     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESSES LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.

     Requests for additional copies of this Offering Circular, our Quarterly Report for the period ended November 25, 2000, our 2000 Amended Annual Report, our Annual Meeting Proxy Statement, the enclosed letter of transmittal or the enclosed notice of guaranteed delivery may be directed to either the Exchange Agent at the telephone number or one of the addresses listed above or to the Information Agent at one of the telephone numbers or the address listed on the back cover page of this Offering Circular.

EXPENSES


     We expect that we will pay approximately $3.0 million in expenses relating to the Exchange Offer. We expect to obtain the cash required to pay our expenses through cash flow from operations and/or borrowings under our senior credit agreement.


RECOMMENDATION


     WE ARE NOT MAKING ANY RECOMMENDATION REGARDING WHETHER YOU SHOULD TENDER YOUR EXCHANGE OFFER SECURITIES, AND, ACCORDINGLY, YOU MUST MAKE YOUR OWN DETERMINATION AS TO WHETHER TO TENDER YOUR EXCHANGE OFFER SECURITIES FOR EXCHANGE AND ACCEPT THE COMMON STOCK WE PROPOSE TO ISSUE.


SOLICITATION


     The Exchange Offers are being made by us in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof. We therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of the Exchange Offer Securities. We have not retained any dealer manager or other agent to solicit tenders with respect to the Exchange Offers. The Exchange Agent will mail solicitation materials on our behalf. We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses. We will, however, also reimburse reasonable expenses incurred by brokers and dealers in forwarding this Offering Circular and the other materials in connection with Exchange Offers to the holders of the Exchange Offer Securities. No broker, dealer, commercial bank or trust company has been authorized to act as our agent for purposes of the Exchange Offers.


     Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of Rite Aid and its affiliates and by persons so engaged by the Exchange Agent.


TRANSFER TAXES


     You will not be obligated to pay any transfer tax in connection with the tender of Exchange Offer Securities in your Exchange Offer unless you instruct us to register your shares of Common Stock in the name of, or request that Exchange Offer Securities not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated U.S. Federal income tax consequences to holders that exchange its Exchange Offer Securities for Common Stock pursuant to the Exchange Offers. This summary is based on laws, regulations, rulings, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. Federal income taxation that may be relevant to a particular investor or to certain types of investors that may be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, "S corporations," dealers in securities or currencies, certain traders in securities, persons that will hold Common Stock as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, and persons that have a "functional currency" other than the U.S. dollar). The discussion is limited to tendering holders of Exchange Offer Securities who are citizens or residents of the United States or are domestic corporations or that otherwise are subject to U.S. Federal income taxation on a net income basis with respect to the Exchange Offer Securities, and who have held the Exchange Offer Securities as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code (the "Code").


     Holders are urged to consult their tax advisors as to the consequences to them of the Exchange Offers, including the applicability and effect of Federal, state, local and foreign income and other laws.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS WHO EXCHANGE THEIR EXCHANGE OFFER SECURITIES FOR COMMON STOCK

     General. We believe, and the remainder of this discussion assumes, that the exchange of an Exchange Offer Security for Common Stock will qualify as a recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, except as discussed below, (i) no gain or loss will be recognized by an exchanging holder, (ii) the Common Stock will have an initial tax basis in the hands of the tendering holder equal to the tax basis of the Exchange Offer Security exchanged therefor and (iii) the Common Stock will have a holding period that includes the period during which the exchanging holder held the Exchange Offer Security. However, you will recognize interest income with respect to the payments you receive from us for interest that has accrued on your Exchange Offer Securities through the date of acceptance.

     Market Discount. In general, any market discount that has accrued on an Exchange Offer Security will carry over to the Common Stock received in exchange therefor. Accordingly, a holder that receives Common Stock in exchange for an Exchange Offer Security with accrued market discount will be required to recognize as interest income the amount of such accrued market discount when such Common Stock is subsequently sold.

     Sale or Exchange of Common Stock. In general, subject to the rules discussed above under "Market Discount," and except in certain circumstances in the case of a redemption where a holder's percentage stock interest is not meaningfully reduced, the sale, exchange or redemption of the Common Stock will result in capital gain or loss equal to the difference between the amount realized and the exchanging holder's tax basis in the Common Stock immediately before such sale, exchange or redemption.


TAX CONSEQUENCES TO RITE AID

     Ownership Change. Based upon available records of stock ownership, we believe that to date, we have not experienced an "ownership change" for purposes of statutory provisions that would limit our use of our net operating losses and net unrealized built-in losses after such an ownership change. It is likely, however, that consummation of the Exchange Offers or other transactions in the future will cause such an ownership change. If an ownership change has occurred or occurs as a result of the Exchange Offers or other future events, the use of our existing net operating losses and possibly our net unrealized built-in losses will be subject to limitations.

     Discharge of Indebtedness Income. We will realize taxable income from the discharge of indebtedness as a result of the Exchange Offers to the extent the principal amount of the Exchange Offer Securities that are exchanged in the Exchange Offers is more than the fair market value of the Common Stock exchanged therefor. We believe that our net operating losses and other tax attributes (including projected net operating losses for periods after the Exchange Offers) should be sufficient to offset fully any discharge of indebtedness income arising from the Exchange Offers even if our existing net operating losses and other attributes have been or become limited as a result of an ownership change.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma condensed consolidated balance sheet and statements of operations have been derived by the application of pro forma adjustments to the historical consolidated balance sheet at November 25, 2000 and statements of operations for the thirty-nine week period ended November 25, 2000 and the year ended February 26, 2000 of the company incorporated by reference into this Offering Circular. See the section of this Offering Circular titled "Incorporation of Documents by Reference."

     The unaudited pro forma condensed consolidated statements of operations for the thirty-nine week period ended November 25, 2000 and for the fiscal year ended February 26, 2000 give effect to the Exchange Offers as if they had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of November 25, 2000 gives effect to the Exchange Offers as if they had occurred on November 25, 2000.

     If the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, as a result of the Exchange Offers, assuming a price of our common stock of $4.26, the closing price of our Common Stock on the New York Stock Exchange on February 8, 2001, we expect to record a loss of approximately $162 million on the maximum exchange of the Convertible Notes and an extraordinary gain of approximately $31 million, net of tax, on the maximum exchange of the Remarketable Securities. If 50% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, as a result of the Exchange Offers, we expect to record a loss of approximately $81 million on the exchange of the Convertible Notes and an extraordinary gain of approximately $16 million, net of tax, on the exchange of the Remarketable Securities. We expect to record these items in the quarter in which the Exchange Offers are consummated. Because these items are nonrecurring in nature and result directly from the Exchange Offers, the loss and the extraordinary gain have not been included in the unaudited pro forma condensed statements of operations.

     The following unaudited pro forma condensed consolidated financial information gives effect to the Exchange Offers and related adjustments, where indicated, assumes that (a) 100% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, or (b) 50% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers.

     The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The summary unaudited pro forma financial information is not necessarily indicative of what our results would have been if the pro forma transactions actually had occurred as of the dates indicated or of what our future operating results will be.

     For purposes of determining the ratio of earnings to fixed charges, earnings represent income or loss from continuing operations before income taxes, cumulative effect of accounting changes and fixed charges, exclusive of interest capitalized, and fixed charges consist of interest expense, capitalized interest and the estimated interest portion of rental expense, which is assumed to be one-third of the minimum rent expense under our leases.

     For the fiscal years ended February 28, 1998, February 27, 1999 and February 26, 2000, earnings were insufficient to cover fixed charges by $177 million, $672 million and $1,128 million, respectively. For the thirty-nine week periods ended November 27, 1999 and November 25, 2000, earnings were insufficient to cover fixed charges by $406 million and $928 million, respectively.

     On a pro forma basis, giving effect to the Exchange Offers, based on the assumptions described above, earnings would have been insufficient to cover fixed charges by (a) $909 million for the thirty-nine week period ended November 25, 2000 and by $1,104 million for the fiscal year ended February 26, 2000 if 100% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers, and (b) $917 million for the thirty-nine week period ended November 25, 2000 and $1,116 million for the fiscal year ended February 26, 2000 if 50% of the maximum principal amount of Exchange Offer Securities being sought are tendered and exchanged pursuant to the Exchange Offers.

     The unaudited pro forma condensed consolidated balance sheet and statements of operations should not be considered indicative of actual results that would have been achieved had the exchange been consummated on the dates or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma condensed balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and related notes incorporated by reference into this Offering Circular.



           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF NOVEMBER 25, 2000

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  PRO FORMA (a)
                                                                     ----------------------------------------
                                                        HISTORICAL          ADJUSTMENTS           RESULTS
                                                     --------------- ------------------------ ---------------
ASSETS
Current Assets:
 Cash ..............................................  $     117,486     $       (7,500)(c)(d)  $     109,986
 Accounts receivable, net ..........................        521,175                                  521,175
 Inventories, net ..................................      2,724,042                                2,724,042
 Refundable income taxes ...........................         60,937                                   60,937
 Prepaid expenses and other current assets .........         83,566                                   83,566
                                                      -------------                            -------------
   Total current assets ............................      3,507,206                                3,499,706
Property, Plant, and Equipment, Net ................      3,219,213                                3,219,213
Goodwill and Other Intangibles .....................      1,188,029                                1,188,029
Other Assets .......................................        587,213             (2,029)(e)           585,184
                                                      -------------                            -------------
   Total assets ....................................  $   8,501,661                            $   8,492,132
                                                      =============                            =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Short-term debt and current maturities of
   long-term debt ..................................  $     106,226                            $     106,226
 Accounts payable ..................................        945,974                                  945,974
 Sales and other taxes payable .....................         28,613                                   28,613
 Income taxes payable ..............................        148,596                                  148,596
 Accrued salaries, wages and other current
   liabilities .....................................        797,579     $       (4,500)(d)           793,079
                                                      -------------                            -------------
   Total current liabilities .......................      2,026,988                                2,022,488
Convertible Subordinated Notes .....................        392,324           (321,592)(f)            70,732
Long-term Debt less Current Maturities(g) ..........      4,546,955            (93,825)(f)         4,453,130
Capital Lease Obligation ...........................      1,076,640                                1,076,640
Other Noncurrent Liabilities .......................        602,951                                  602,951
                                                      -------------                            -------------
   Total liabilities ...............................      8,645,858                                8,225,941
Redeemable Preferred Stock .........................         19,457                                   19,457
Stockholders' Equity (Deficit):
 Preferred Stock, par value $1 per Share ...........        326,995                                  326,995
 Common Stock, par value $1 per Share ..............        341,144             61,174 (f)           402,318
 Additional Paid in Capital ........................      2,024,046            480,110 (f)         2,504,156
 Accumulated Deficit ...............................     (2,841,882)          (130,896)(e)(f)     (2,972,778)
 Deferred Compensation .............................        (13,957)                                 (13,957)
                                                      -------------                            -------------
   Total stockholders' equity (deficit) ............       (163,654)                                 246,734
                                                      -------------                            -------------
   Total liabilities and stockholders' equity
    (deficit) ......................................  $   8,501,661                            $   8,492,132
                                                      =============                            =============
 Book value per share of common stock ..............  $       (1.44)                           $       (0.24)
                                                      =============                            =============



                                                                  PRO FORMA (b)
                                                     ----------------------------------------
                                                            ADJUSTMENTS           RESULTS
                                                     ------------------------ ---------------
ASSETS
Current Assets:
 Cash ..............................................     $     (5,250)(c)(d)   $     112,236
 Accounts receivable, net ..........................                                 521,175
 Inventories, net ..................................                               2,724,042
 Refundable income taxes ...........................                                  60,937
 Prepaid expenses and other current assets .........                                  83,566
                                                                               -------------
   Total current assets ............................                               3,501,956
Property, Plant, and Equipment, Net ................                               3,219,213
Goodwill and Other Intangibles .....................                               1,188,029
Other Assets .......................................           (1,014)(e)            586,199
                                                                               -------------
   Total assets ....................................                           $   8,495,397
                                                                               =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

 Short-term debt and current maturities of
   long-term debt ..................................                           $     106,226
 Accounts payable ..................................                                 945,974
 Sales and other taxes payable .....................                                  28,613
 Income taxes payable ..............................                                 148,596
 Accrued salaries, wages and other current
   liabilities .....................................     $     (2,250)(d)            795,329
                                                                               -------------
   Total current liabilities .......................                               2,024,738
Convertible Subordinated Notes .....................         (160,796)(f)            231,528
Long-term Debt less Current Maturities(g) ..........          (46,913)(f)          4,500,042
Capital Lease Obligation ...........................                               1,076,640
Other Noncurrent Liabilities .......................                                 602,951
                                                                               -------------
   Total liabilities ...............................                               8,435,899
Redeemable Preferred Stock .........................                                  19,457
Stockholders' Equity (Deficit):
 Preferred Stock, par value $1 per Share ...........                                 326,995
 Common Stock, par value $1 per Share ..............           30,587 (f)            371,731
 Additional Paid in Capital ........................          238,556 (f)          2,262,602
 Accumulated Deficit ...............................          (65,448)(e)(f)      (2,907,330)
 Deferred Compensation .............................                                 (13,957)
                                                                               -------------
   Total stockholders' equity (deficit) ............                                  40,041
                                                                               -------------
   Total liabilities and stockholders' equity
    (deficit) ......................................                           $   8,495,397
                                                                               =============
 Book value per share of common stock ..............                           $       (0.84)
                                                                               =============

----------
(a) Reflects the pro forma presentation assuming 100% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(b) Reflects the pro forma presentation assuming 50% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(c) Reflects the payment of estimated expenses incurred in the Exchange Offers in the amount of $3.0 million.

(d) Reflects the payment of accrued and unpaid interest on the Exchange Offer Securities accepted by us for exchange.

(e) Reflects the write off of the unamortized debt acquisition costs related to the Exchange Offer Securities accepted by us for exchange.

(f) Reflects the exchange of debt for equity and the related loss on the exchange.

(g) Subsequent to November 25, 2000, $35 million of the 5.25% convertible subordinated notes were exchanged for 4,475,000 shares of Common Stock. This transaction is not reflected in the pro forma amounts. Accordingly, the $321.6 million principal amount of Convertible Notes represent 82.0% of the November 25, 2000 balance.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED FEBRUARY 26, 2000

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                       PRO FORMA(a)
                                                            -----------------------------------
                                              HISTORICAL        ADJUSTMENTS         RESULTS
                                           ---------------- ------------------ ----------------
Revenues .................................   $ 13,338,947                        $ 13,338,947
Costs and Expenses
 Cost of goods sold, including
   occupancy costs .......................     10,242,377                          10,242,377
 Selling, general and administrative
   expenses ..............................      3,578,861                           3,578,861
 Gain on sale of stores ..................        (80,109)                            (80,109)
 Goodwill amortization ...................         24,457                              24,457
 Interest expense ........................        528,159     (24,627)(c)             503,532
 Store closing, impairment and other
   charges ...............................        153,317                             153,317
 Share of loss from equity investment              15,181                              15,181
                                             ------------                        ------------
                                               14,462,243                          14,437,616
 Loss from continuing operations
   before income taxes and
   cumulative effect of accounting
   change ................................     (1,123,296)                         (1,098,669)
Income Taxes (Benefit) ...................         (8,375)                             (8,375)
                                             ------------                        ------------
 Loss from continuing operations
   before cumulative effect of
   accounting change(d) ..................   $ (1,114,921)                       $ (1,090,294)
                                             ============                        ============
 Basic and diluted loss per share
   from continuing operations before
   cumulative effect of accounting
   change(d) .............................   $      (4.34)                       $      (3.44)
                                             ============                        ============
 Basic and diluted weighted average
   shares ................................        259,139                             320,313
                                             ============                        ============



                                                       PRO FORMA (b)
                                           -------------------------------------
                                                ADJUSTMENTS          RESULTS
                                           -------------------- ----------------
Revenues .................................                        $ 13,338,947
Costs and Expenses
 Cost of goods sold, including
   occupancy costs .......................                          10,242,377
 Selling, general and administrative
   expenses ..............................                           3,578,861
 Gain on sale of stores ..................                             (80,109)
 Goodwill amortization ...................                              24,457
 Interest expense ........................        (13,371) (c)         514,788
 Store closing, impairment and other
   charges ...............................                             153,317
 Share of loss from equity investment                                   15,181
                                                                  ------------
                                                                    14,448,872
 Loss from continuing operations
   before income taxes and
   cumulative effect of accounting
   change ................................                          (1,109,925)
Income Taxes (Benefit) ...................                              (8,375)
                                                                  ------------
 Loss from continuing operations
   before cumulative effect of
   accounting change(d) ..................                        $ (1,101,550)
                                                                  ============
 Basic and diluted loss per share
   from continuing operations before
   cumulative effect of accounting
   change(d) .............................                        $      (3.84)
                                                                  ============
 Basic and diluted weighted average
   shares ................................                             289,726
                                                                  ============

----------
(a) Reflects the pro forma presentation assuming 100% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(b) Reflects the pro forma presentation assuming 50% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(c) Reflects the reduction in interest expense related to the Exchange Offer Securities accepted by us for exchange.

(d) Excludes any non-recurring loss or gain resulting directly from the Exchange Offer Securities accepted by us for exchange.

                 THIRTY-NINE WEEK PERIOD ENDED NOVEMBER 25, 2000

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                        PRO FORMA (a)
                                                            -------------------------------------
                                              HISTORICAL         ADJUSTMENTS          RESULTS
                                           ---------------- -------------------- ----------------
Revenues .................................   $ 10,413,346                          $ 10,413,346
Costs and Expenses
 Cost of goods sold, including
   occupancy costs .......................      8,005,474                             8,005,474
 Selling, general and administrative
   expenses ..............................      2,494,125                             2,494,125
 Goodwill amortization ...................         16,759                                16,759
 Interest expense ........................        499,871          (18,779) (c)         481,092
 Store closing, impairment and other
   charges ...............................        199,742                               199,742
 Share of loss from equity investment              30,554                                30,554
 Loss on debt conversions and
   modifications .........................         92,095                                92,095
                                             ------------                          ------------
                                               11,338,620                            11,319,841
 Loss from continuing operations
   before income taxes and
   cumulative effect of accounting
   change ................................       (925,274)                             (906,495)
Income Taxes .............................        144,382                               144,382
                                             ------------                          ------------
 Loss from continuing operations(d) ......   $ (1,069,656)                         $ (1,050,877)
                                             ============                          ============
 Basic and diluted loss per share
   from continuing operations(d) .........   $      (4.12)                         $      (3.38)
                                             ============                          ============
 Basic and diluted weighted average
   shares ................................        303,247                               364,421
                                             ============                          ============



                                                       PRO FORMA (b)
                                           -------------------------------------
                                                ADJUSTMENTS          RESULTS
                                           -------------------- ----------------
Revenues .................................                        $ 10,413,346
Costs and Expenses
 Cost of goods sold, including
   occupancy costs .......................                           8,005,474
 Selling, general and administrative
   expenses ..............................                           2,494,125
 Goodwill amortization ...................                              16,759
 Interest expense ........................        (10,336) (c)         489,535
 Store closing, impairment and other
   charges ...............................                             199,742
 Share of loss from equity investment                                   30,554
 Loss on debt conversions and
   modifications .........................                              92,095
                                                                  ------------
                                                                    11,328,284
 Loss from continuing operations
   before income taxes and
   cumulative effect of accounting
   change ................................                            (914,938)
Income Taxes .............................                             144,382
                                                                  ------------
 Loss from continuing operations(d) ......                        $ (1,059,320)
                                                                  ============
 Basic and diluted loss per share
   from continuing operations(d) .........                        $      (3.72)
                                                                  ============
 Basic and diluted weighted average
   shares ................................                             333,834
                                                                  ============

----------
(a) Reflects the pro forma presentation assuming 100% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(b) Reflects the pro forma presentation assuming 50% of the maximum principal amount of Exchange Offer Securities being sought and currently outstanding are tendered and exchanged pursuant to the Exchange Offers.

(c) Reflects the reduction in interest expense related to the Exchange Offer Securities accepted by us for exchange.

(d) Excludes any non-recurring loss or gain resulting directly from the Exchange Offer Securities accepted by us for exchange.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following summary historical financial information is derived from and should be read in conjunction with our unaudited condensed consolidated financial statements set forth in our Quarterly Report for the thirteen and thirty-nine week periods ended November 25, 2000 and our audited consolidated financial statements set forth in our 2000 Amended Annual Report, each of which is incorporated by reference into this Offering Circular. Copies of our Quarterly Report for the thirteen and thirty-nine week periods ended November 25, 2000 and 2000 Amended Annual Report may be obtained from the Information Agent, without charge, upon request. See the section of this Offering Circular titled "Incorporation of Documents by Reference."




                                                                  FISCAL YEAR ENDED                   THIRTY-NINE WEEKS ENDED
                                                   ----------------------------------------------- ------------------------------
                                                    FEBRUARY 28,    FEBRUARY 27,    FEBRUARY 26,    NOVEMBER 27,    NOVEMBER 25,
                                                        1998            1999            2000            1999            2000
                                                   -------------- --------------- ---------------- -------------- ---------------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues .........................................  $ 11,352,637   $ 12,438,442     $ 13,338,947    $  9,837,723   $ 10,413,346
Costs and Expenses:
 Cost of Goods Sold, Including Occupancy
  Costs ..........................................     8,396,239      9,411,600       10,242,377       7,425,434      8,005,474
 Selling and administrative expenses .............     2,796,342      3,195,794        3,578,861       2,315,469      2,494,125
 Gain on sale of stores ..........................       (52,621)                        (80,109)
 Goodwill amortization ...........................        26,169         26,055           24,457          18,360         16,759
 Interest expense ................................       209,152        277,634          528,159         365,297        499,871
 Store closing and impairment charges ............       148,560        192,551          153,317         117,451        199,742
 Loss on debt conversions and modifications,
  net ............................................            --             --               --              --         92,095
 Share of loss from equity investments ...........         1,886            448           15,181            (134)        30,554
                                                    ------------   ------------     ------------    ------------   ------------
                                                      11,525,727     13,104,082       14,462,243      10,241,877     11,338,620
                                                    ------------   ------------     ------------    ------------   ------------
 Loss from continuing operations before
  income taxes and cumulative effect of
  accounting change ..............................      (173,090)      (665,640)      (1,123,296)       (404,154)      (925,274)
Income Tax Expense (benefit) .....................       (28,064)      (216,941)          (8,375)        (19,836)       144,382
                                                    ------------   ------------     ------------    ------------   ------------
 Loss from continuing operations before
  cumulative effect of accounting change .........      (145,026)      (448,699)      (1,114,921)       (384,318)    (1,069,656)
Income (loss) from Discontinued Operations,
 including Income Tax expense (benefit) ..........       (20,214)       (12,823)           9,178           7,588       (187,894)
Cumulative effect of accounting change, net of
 income tax benefit ..............................            --             --          (27,300)        (27,300)            --
                                                    ------------   ------------     ------------    ------------   ------------
  Net loss .......................................  $   (165,240)  $   (461,522)    $ (1,133,043)   $   (404,030)  $ (1,257,550)
                                                    ============   ============     ============    ============   ============
PER SHARE DATA:
 Basic and diluted (loss) income per share:
  Loss from continuing operations ................  $      (0.58)  $      (1.74)    $      (4.34)   $      (1.52)  $      (4.12)
  Income (loss) from discontinued
   operations ....................................         (0.08)         (0.05)            0.04            0.03          (0.62)
  Cumulative effect of accounting change,
   net ...........................................            --             --            (0.11)          (0.11)            --
                                                    ------------   ------------     ------------    ------------   ------------
  Net loss per share .............................  $      (0.66)  $      (1.79)    $      (4.41)   $      (1.60)  $      (4.74)
                                                    ============   ============     ============    ============   ============
  Basic weighted average shares ..................   250,659,000    258,516,000      259,139,000     258,905,000    303,247,000
  Diluted weighted average shares ................   250,659,000    258,516,000      259,139,000     258,905,000    303,247,000
  Cash dividends declared per common
   share .........................................  $     0.4075   $     0.4375     $     0.3450    $     0.3450             --
BALANCE SHEET DATA (AT PERIOD END): (a)
 Working capital (deficit) .......................  $  1,258,580   $   (892,115)    $    719,961                   $  1,480,218
 Total assets ....................................     7,392,147      9,778,451        9,909,847                      8,501,661
 Total debt, including capital leases ............     3,132,894      5,922,504        6,616,634                      6,122,145
 Redeemable preferred stock ......................                       23,559           19,457                         19,457
 Stockholders' equity (deficit) ..................  $  1,898,203   $  1,339,617     $    432,509                   $   (163,654)

OTHER DATA:
 Number of retail drugstores .....................         3,975          3,870            3,802                          3,742
 Number of employees .............................        83,000         89,900           77,200                         77,400

----------
(a)  Restated balance sheet data as of November 27, 1999 is not available.

                          DESCRIPTION OF CAPITAL STOCK

     The following statements are brief summaries of provisions of Rite Aid's capital stock. The summaries are qualified in their entirety by reference to the full text of our Restated Certificate of Incorporation (the "Rite Aid Charter"), By-laws and the Delaware General Corporation Law.

     Under the Rite Aid Charter, our authorized capital stock consists of 600,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.


COMMON STOCK

     As of December 31, 2000, there were 341,230,563 shares of Common Stock issued and outstanding, and 52,646,359 shares reserved for issuance under our stock option plans, convertible subordinated notes and warrants.

     The holders of Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when as declared by resolution of our Board of Directors, subject to any preferential dividend rights granted to the holders of any outstanding Preferred Stock.

     Each holder of Common Stock is entitled to one vote for each share registered in his name on our books on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of Common Stock vote as one class. The shares of Common Stock do not have cumulative voting rights. As a result, subject to the voting rights of the holders of any shares of our Preferred Stock, including the voting rights of the Series B Preferred Stock, which may at the time be outstanding, the holders of Common Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected in a particular year if they choose to do so. In such event, the holders of the remaining Common Stock voting for the election of directors will not be able to elect any persons to our Board of Directors.

     Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.


PREFERRED STOCK

     Under the Rite Aid Charter, our Board has the authority, without further stockholder action, to issue from time to time up to a maximum of 20,000,000 shares of Preferred Stock, in one or more series and for such consideration as may be fixed from time to time by the Board, and to fix before the issuance of any shares of Preferred Stock of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, if any, and the terms and conditions of any redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable, and any other relative rights, preferences and limitations pertaining to such series. As of December 31, 2000, there were 3,294,350 shares of Series B cumulative pay-in-kind Preferred Stock (the "Series B Preferred Stock") outstanding. The outstanding shares of Series B Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, holders of Series B Preferred Stock shall be entitled to receive out of our assets legally available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock ranking junior to the Series B Preferred Stock, a liquidation preference of $100, subject to certain adjustments, plus all accrued and unpaid dividends thereon (the "Liquidation Preference"). If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable to holders of Series B Preferred Stock and any other shares of Preferred Stock ranking as to such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Preferred Stock and of such other shares of Preferred Stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

     Each holder of Series B Preferred Stock is entitled to vote with holders of Common Stock and each holder of Series B Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of such holder's Series B Preferred Stock. The holders of Series B Preferred Stock are entitled to vote separately as a class to elect two directors to our Board of Directors. Leonard I. Green and Jonathan D. Sokoloff have been elected to our Board by the holders of Series B Preferred Stock.

     Each share of Series B Preferred Stock is convertible into the number of shares of our Common Stock equal to the Liquidation Preference divided by the conversion price, which is $5.50 per share, subject to certain anti-dilution adjustments. Without the prior consent of the holders of a majority of the Series B Preferred Stock, we may not authorize, create or issue any securities that are senior or pari passu to the Series B Preferred Stock, or take certain other actions that would adversely affect the rights, privileges and preferences of the Series B Preferred Stock.

     Each holder of Series B Preferred Stock is entitled to receive cumulative preferential dividends at the rate of 8.0% on the Liquidation Preference, payable quarterly in arrears. Dividends shall be paid, at our option, either in cash, additional shares of Series B Preferred Stock, or a combination thereof. From time to time, on or after October 25, 2004, we may redeem shares of Series B Preferred Stock at 105% of the Liquidation Preference plus any unpaid partial dividends to the applicable redemption date. Holders of Series B Preferred Stock have no preemptive rights to subscribe for any additional securities which we may issue. We have granted the holders of Series B Preferred Stock certain registration rights with respect to the Series B Preferred Stock and the Common Stock into which the Series B Preferred Stock may be converted.


CHARTER AND BY-LAW PROVISIONS

     The Rite Aid Charter specifies that our Board of Directors shall be divided into three classes, as nearly equal in number as possible, and shall consist of not less than three nor more than 15 directors elected for three-year staggered terms. The term of one class of Directors expires at each annual meeting of stockholders. Our By-laws provide that the number of directors on the Board may be fixed by the Board only, or if the number is not fixed, the number will be seven. The number of directors may be increased or decreased by the Board only. In the interim period between annual meetings of stockholders or of special meetings of stockholders, vacancies and newly created directorships may be filled by the Board. Any directors so elected will hold office until the next election of the class to which such directors have been elected. The Board has been fixed at and currently consists of 10 directors.

     The Rite Aid Charter requires that any mergers, consolidations asset dispositions and other transactions involving a beneficial owner of 10% or more of the voting power of the then outstanding classes of stock entitled to vote in the election of directors (the "Voting Stock") be approved, unless certain conditions are satisfied, by the affirmative vote of the holders of shares representing not less than 75% of the Voting Stock. These special voting requirements do not apply if the transaction is approved by a majority of the Continuing Directors (as defined below) or the consideration offered to our stockholders meets specified fair price standards (including related procedural requirements as to the form of consideration and continued payment of dividends). "Continuing Director" as defined in the Rite Aid Charter means a member of our Board who was not affiliated with a Related Person (as defined below) and was a member of the Board prior to the time that the Related Person acquired the last shares of Common Stock entitling such Related Person to exercise, in the aggregate, in excess of 10% of the total voting power of all classes of Voting Stock, or any individual, corporation, partnership, person or other entity ("Person") recommended to succeed a Continuing Director by a majority of Continuing Directors. "Related Person," as defined in the Rite Aid Charter, means any Person or affiliate or associate of such Person, which has beneficial ownership directly or indirectly of shares of stock of Rite Aid entitling such Person to exercise more than 10% of the total voting power of all classes of Voting Stock.

     The Rite Aid Charter also provides that any corporate action either (i) taken at a special meeting of stockholders called by the Board, a majority of whose members are not Continuing Directors, or (ii) approved by written consent of stockholders, shall require the approval of not less than 75% of the then outstanding Voting Stock.


CHANGE OF CONTROL

     Section 203 of the DGCL prohibits generally a public Delaware corporation, including Rite Aid, from engaging in a Business Combination (as defined below) with an Interested Stockholder (as defined below) for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation (excluding specified shares) outstanding at the time the transaction commenced; or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 662/3% of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder). A "Business Combination" includes (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an Interested Stockholder, (ii) certain transactions resulting in the issuance or transfer to an Interested Stockholder of any stock of such corporation or its subsidiaries, and (iii) certain other transactions resulting in a financial benefit to an Interested Stockholder. An "Interested Stockholder" is a person who owns (or, if such person is an affiliate or associate of the corporation, within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors and, the affiliates and associates of such person.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents that we previously filed with the SEC are incorporated in this Offering Circular by reference and copies are available, at no cost, upon request to the Information Agent:

     o Quarterly Report on Form 10-Q for the thirteen and thirty-nine week periods ended November 25, 2000;

     o Quarterly Report on Form 10-Q for the thirteen and twenty-six week periods ended August 26, 2000;

     o Amended Quarterly Report on Form 10-Q/A for the thirteen week period ended May 27, 2000;

     o Amended Annual Report on Form 10-K/A for the fiscal year ended February 26, 2000,

     o Proxy Statement on Schedule 14A relating to our Annual Meeting of Stockholders, and

     o Current reports on Form 8-K filed with respect to events occurring subsequent to the periods covered by Rite Aid's most recent quarterly report.

     The following section of our Quarterly Report for the period ended November 25, 2000 is specifically incorporated by reference into this Offering
Circular: "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following sections of our 2000 Amended Annual Report are specifically incorporated by reference into this Offering Circular:
"Explanatory Statement," "Business," "Market for Registrant's Common Equity and Related Shareholder Matters," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure." The following section of our Annual Meeting Proxy Statement is specifically incorporated by reference into this Offering Circular: "Security Ownership of Certain Beneficial Owners and Management." Holders of the Exchange Offer Securities are encouraged to review the sections referenced above, as well as the remainder of such reports, copies of which are available upon request.

     In addition to the foregoing, all reports and other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular and prior to the expiration date of the Exchange Offers shall be deemed to be incorporated by reference into this Offering Circular and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.


                              CAUTIONARY STATEMENTS


     This Offering Circular includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.


     Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:


     o    our high level of indebtedness;

     o our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

     o    our ability to complete a further financial restructuring;

     o our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our new management's long term strategy;

     o the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters;

     o competitive pricing pressures, continued consolidation of the drugstore industry, third-party prescription reimbursement levels, regulatory changes governing pharmacy practices, general economic conditions and inflation, interest rate movements, access to capital and merchandise supply constraints; and

     o our failures to develop, implement and maintain reliable and adequate internal accounting systems and controls.


     We undertake no obligation to revise the forward-looking statements included in this Offering Circular to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in this Offering Circular under the caption "Risk Factors" as well as elsewhere in this Offering Circular and in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Factors Affecting Our Future Results" included in our 2000 Amended Annual Report.

                       WHERE YOU CAN FIND MORE INFORMATION


     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants, and other reports which the law requires us to send to our stockholders. We have also filed a Schedule TO (the "Schedule") with the SEC, which Schedule also contains information regarding the Exchange Offers and Rite Aid. The public may read and copy any reports, proxy statements, or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Rite Aid's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."


     Our Common Stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "RAD." You can inspect and copy reports, proxy statements and other information about us at the NYSE's offices at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange, 301 Pine Street, San Francisco, California 94104 and 618 South Spring Street, Los Angeles, California 90014.

     We have appointed Mellon Investor Services, LLC as the Information Agent for the Exchange Offers. All inquiries relating to this Offering Circular and the transactions contemplated hereby should be directed to the Information Agent at one of the telephone numbers or the address set forth below:


                            The Information Agent is:


                          MELLON INVESTOR SERVICES, LLC
                            44 WALL STREET, 7TH FLOOR
                               NEW YORK, NY 10005


                          Call Collect: (917) 320-6286
                                       or
                         Call Toll Free: (866) 825-8877


     We have appointed Mellon Investor Services, LLC as the Exchange Agent for the Exchange Offers. All completed letters of transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. Copies of the letters of transmittal will be accepted. All questions regarding the procedures for tendering in the Exchange Offers and requests for assistance in tendering your Exchange Offer Securities should also be directed to the Exchange Agent at the telephone number or one of the addresses set forth below:


                             The Exchange Agent is:


                          MELLON INVESTOR SERVICES, LLC



   By Regular or Certified Mail:        By Overnight Courier:                   By Hand:
  Mellon Investor Services, LLC     Mellon Investor Services, LLC    Mellon Investor Services, LLC
          P.O. Box 3301                   85 Challenger Road            120 Broadway, 13th Floor
     South Hackensack, NJ 07606            Mail Stop--Reorg                New York, NY 10271
 Attention: Reorganization Dept.      Ridgefield Park, NJ 07660     Attention: Reorganization Dept.
   (registered or certified mail   Attention: Reorganization Dept.
            recommended)

                                  By Facsimile:
                     (Eligible Guarantor Institutions Only)

                                 (201) 296-4293

                             To Confirm by Telephone
                            or for Information Call:

                                 (201) 296-4860


     DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT'S MESSAGE TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE.


     Requests for additional copies of this Offering Circular, our Quarterly Report for the period ended November 25, 2000, our 2000 Amended Annual Report, our Annual Meeting Proxy Statement, the enclosed letter of transmittal or the enclosed notice of guaranteed delivery may be directed to either the Exchange Agent or the Information Agent at the respective telephone numbers and addresses listed above.